United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Section 240.14a-12

DMC GLOBAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MAY 20, 2020 8:30 a.m. Local Time 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021	NOTICE of Annual Meeting of Stockholders

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

INTERNET Visit the website on your proxy card

BY TELEPHONE Call the telephone number on your proxy card

BY MAIL Sign, date and return your proxy card in the enclosed envelope

IN PERSON Attend the annual meeting in Broomfield, Colorado. See page 4 for instructions on how to attend

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS PROVIDED TO YOU AND VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

To the Stockholders of DMC Global Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DMC Global Inc., a Delaware corporation, will be held on May 20, 2020, at 8:30 a.m. local time at 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021, for the following purposes:

1.	To elect the seven director nominees identified in the accompanying proxy statement to hold office until the 2021 Annual Meeting of Stockholders;
2.	To approve a non-binding, advisory vote on the compensation of our named executive officers;
3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on March 26, 2020, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement thereof.

We intend to hold our annual meeting in person. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving COVID-19 situation. As a result, we may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). Because there are certain costs associated with holding a virtual-only meeting, we currently plan to address COVID-19 concerns relating to the meeting by having directors and others whose physical presence at the meeting is not essential attend the meeting via teleconference. In addition, (i) stockholders and others may listen to the meeting in real-time by calling (844) 407-9500 or (862) 298-0850 (international access) and (ii) stockholders may submit questions they would like to have answered at the meeting by sending those questions to our Corporate Secretary in advance of the meeting at the address set forth in “Information Concerning the Annual Meeting and Voting—Contact Information”. We believe that these procedures will reduce risks relating to COVID-19 and provide many of the benefits of a virtual-only meeting while minimizing associated costs. We will continue to monitor the COVID-19 situation and if changes to our current plan become advisable, we will disclose the updated plan on our proxy website (www.investorvote.com/boom). We encourage you to check this website prior to the meeting if you plan to attend.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 20, 2020.

Similar to last year, we will be using the “Notice and Access” method that allows companies to provide proxy materials to stockholders via the Internet. On or about April 8, 2020, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials which contains specific instructions on how to access Annual Meeting materials via the Internet, as well as instructions on how to request paper copies. We believe this process should provide a convenient way to access your proxy materials and vote. The Proxy Statement and our annual report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.investorvote.com/boom.

By Order of the Board of Directors,

MICHELLE H. SHEPSTON
April 8, 2020	Chief Legal Officer and Secretary

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2020 PROXY SUMMARY

THIS SUMMARY HIGHLIGHTS AND SUPPLEMENTS INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THE SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER AND THE ENTIRE PROXY STATEMENT SHOULD BE READ CAREFULLY BEFORE VOTING.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:30 a.m., May 20, 2020
Place	11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021
Record Date	March 26, 2020

AGENDA

•	The election of the seven director nominees identified in this proxy statement
•	An advisory vote on the compensation of our named executive officers
•	A ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2020
•	Such other business as may properly come before the meeting

VOTING MATTERS

	Board	Page Reference (for
Proposal	Recommendation	more detail)
1. Election of directors	FOR each Nominee	7
2. Advisory vote on executive compensation	FOR	18
3. Ratification of appointment of Ernst & Young LLP as auditor for 2020	FOR	19

EXECUTIVE COMPENSATION

2019 Business Overview

2019 represented the second consecutive year in which DMC reported record sales, adjusted operating income, adjusted net income, adjusted earnings per share and Adjusted EBITDA*. The Company’s continued financial growth primarily was due to growth in DynaEnergetics, DMC’s oilfield products business, and strong operating income margins in NobelClad, DMC’s composite metals business. Growth at DynaEnergetics, which generated 78% of the Company’s consolidated sales during 2019, primarily was due to increased customer adoption of its DynaStage™ DS Factory-Assembled, Performance-Assured™ perforating systems. Despite challenging conditions in North America’s oil and gas industry, from which DynaEnergetics generates the majority of its sales, DynaEnergetics reported a 31% increase in full-year 2019 sales and a 61% increase in Adjusted EBITDA.

* Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) financial measure and is defined as follows: EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other extraordinary items that management does not utilize in assessing DMC’s or the relevant business unit’s operating performance. Net cash and net debt are non-GAAP financial measures. We define net debt as total debt less cash and cash equivalents, and we define net cash as cash and cash equivalents less total debt. Adjusted EBITDA, net cash, and net debt for a relevant fiscal year are the same as reported in the Company’s Form 10-K for that period. For a reconciliation of Adjusted EBITDA to the most directly comparable generally accepted accounting principle measure, refer to Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations from our Annual Report on Form 10-K for the year ended December 31, 2019.

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2019 Financial/Strategic Achievements

DMC’s consolidated revenues increased to a record $398 million in 2019 from $326 million in 2018, a 22% increase. This followed the 69% growth in revenue between 2018 and 2017. The primary driver of the sustained record revenue growth was the continuing sales growth at DynaEnergetics. DynaEnergetics sales in 2019 were a record $310.4 million, while NobelClad reported sales of $87.1 million.

Consolidated adjusted EBITDA increased from $59.6 million in 2018 to a record $93.7 million in 2019; a 57% year-over-year increase.

We continued to strengthen our financial position in 2019. Our leverage ratio improved to 0.2 at the end of 2019 from 0.7 at the end of 2018. Net cash* was $6.1 million at the end of 2019 versus net debt* of $28.0 million at December 31, 2018.

At DynaEnergetics, our significant investments in research and development have resulted in several products that are generating strong customer demand and enabling safer, more efficient and more cost-effective perforating operations. These products, which include the IS2™ intrinsically safe initiating system and the DynaStage™ (DS) family of Factory-assembled, Performance-assured™ perforating systems, collectively generate the majority of DynaEnergetics’ total sales. In 2019, DynaEnergetics expanded its DS product family with the addition of DS Trinity™ 3.5 and DS NLine™, both of which are providing exploration and production companies with new solutions for addressing increasingly complex well designs.

Our NobelClad business continued to invest in new applications and made significant progress establishing a broader base of commercial uses for its explosion-welded plate. NobelClad continued work on a large, first-time order from the international gold-processing industry, and also is pursuing new applications in the aerospace, alternative energy, defense and transportation sectors.

Our total stockholder return (“TSR”) relative to the compensation peer group identified below was at the 76th percentile over one year, at the 100th percentile over three years and at the 99th percentile over five years:

TOTAL SHAREHOLDER RETURN RELATIVE TO COMPENSATION PEER GROUP

2019 Compensation Decisions at A Glance

The following pay decisions were made in 2019:

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COMPENSATION ELEMENT	2019 DESIGN

•   Increase in salary for Mr. Grieves of 23.4% to reflect DynaEnergetics performance and Mr. Grieves’ individual performance and increasing responsibilities

•   Compensation Committee approved salary increases to other NEOs between 3.6% and 9.3%

• Changes to base salary consider level of responsibility and complexity of position, peer compensation levels, individual performance, market alignment and other factors.
• Increase in target award opportunity for Mr. Grieves to 60% • No change in target opportunities for any of the other NEOs

•   Annual cash incentives

•   Targeted award amounts set as a percentage of salary for each NEO

•   Weightings and metrics: •   70% — Company Performance

•   30% — Individual Performance

•   No funding on a metric if performance is below threshold; payout capped at 180% of target

• Compensation Committee approved increases to NEOs between 29% and 86% to better align with the market

•   Consists of time-based restricted stock or restricted stock units (RSUs) (2/3 of target LTI value) and performance-based LTI (PSUs) (1/3 of target LTI value)

•   Time-based restricted stock or RSUs vest ratably over 3-year period based on continued service

•   PSUs vests at end of 3-year period based on metrics set at time of grant

•   Actual payouts can range from 0% to 200% of target award amounts.

•   Metrics: •   Relative TSR

•   Adjusted EBITDA

Good Compensation Governance Practices

The Compensation Committee continually evaluates the Company’s compensation policies and practices to ensure that they are consistent with good governance principles. Below are highlights of our governance practices:

WHAT WE DO	WHAT WE DON’T DO
Provide the majority of compensation in performance-based pay	No “single-trigger” change of control severance benefits
Maintain robust stock ownership requirements	No hedging transactions or pledging of our common stock by executive officers
Maintain a clawback policy	No evergreen provision in the equity incentive plan
Use an independent compensation consultant engaged by the Compensation Committee	No liberal share recycling
Conduct annual compensation program risk assessment	No liberal definition of change of control
Limit perquisites	No defined benefit plans for executive officers

2019 Say On Pay Results & Shareholder Engagement

The Board of Directors gives significant weight to the outcome of the advisory vote on executive compensation (say on pay) vote, as well as feedback from our stockholders, and responds accordingly. At the 2019 Annual Meeting of Stockholders, approximately 98% of stockholders supported our executive compensation program. Following the vote and throughout 2019, the Board and senior management team continued their regular cadence of communications with stockholders, engaging in over 200 meetings with investors in the U.S. and Europe during 2019, and no significant compensation matters were raised as a concern by investors. However, the Compensation Committee recognizes the ever-evolving compensation and governance landscape and will continue to review its practices and solicit stakeholder feedback on these issues.

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INFORMATION CONCERNING THE ANNUAL MEETING AND VOTING

GENERAL

The Board of Directors (the “Board”) of DMC Global Inc., a Delaware corporation, is soliciting proxies for use at the Annual Meeting of Stockholders to be held on May 20, 2020, at 8:30 a.m., local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes described in this proxy statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021. On or about April 8, 2020, we will mail to all stockholders entitled to vote at the meeting, a Notice of Internet Availability of Proxy Materials that contains specific instructions on how to access Annual Meeting materials via the Internet, as well as instructions on how to request paper copies. Unless the context otherwise requires, references to “the Company,” “DMC,” “we,” “us” or “our” refer to DMC Global Inc.

SOLICITATION

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies via the Internet may be supplemented by mail, telephone, or personal solicitation by our directors, officers, or other regular employees. No additional compensation will be paid to directors, officers, or other regular employees for such services.

OUTSTANDING SHARES AND QUORUM

Only holders of record of common stock at the close of business on March 26, 2020, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 26, 2020, we had 14,751,696 shares of common stock outstanding and entitled to vote. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A majority of the outstanding shares of common stock entitled to vote represented in person or by proxy will constitute a quorum at the Annual Meeting. However, if a quorum is not represented at the Annual Meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than by announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the originally scheduled meeting.

VOTING RIGHTS AND PROCEDURES

Votes cast by proxy or in person will be counted by one or more persons appointed by us to act as inspectors (the “Election Inspectors”) for the Annual Meeting. The Election Inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Abstentions will not have any effect on any of the proposals to be considered at the Annual Meeting.

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Broker non-votes occur when a broker holding stock on behalf of a beneficial owner (in which case the stock is commonly referred to as being held “in street name”) lacks authority to vote the shares on some matters. Brokers are permitted to vote on “routine” proposals when they have not received voting instruction from the beneficial owner of the stock but are not permitted to vote on non-routine matters in the absence of such an instruction. Proposal 3 relating to the ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2020 is considered “routine,” and there will therefore be no broker non-votes for such proposal. However, brokers will not be allowed to vote without instruction on proposals 1 or 2. The Election Inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Broker non-votes will have no effect on proposals 1 or 2.

We urge you to give voting instructions to your broker on all proposals.

Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present; however, pursuant to our Majority Voting Policy, any director who fails to receive a majority of the votes cast (in person or by proxy) “FOR” such candidate is required to submit a letter of resignation to the Board. See “Majority Voting Policy” below. Proxies may not be voted for a greater number of persons than there are nominees.

The non-binding advisory vote on the compensation of our named executive officers is subject to the approval of the affirmative vote of a majority of votes cast with respect to Proposal 2.

The ratification of our selection of Ernst & Young LLP as our independent registered public accounting firm will be subject to the approval of an affirmative vote of a majority of votes cast with respect to Proposal 3.

If no direction is indicated on a proxy card, the shares will be voted FOR each of the proposals set forth in this proxy statement. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Annual Meeting.

APPRAISAL RIGHTS

No action is proposed at the Annual Meeting for which the laws of the state of Delaware or our Bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholder’s common stock.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time prior to the Annual Meeting. It may be revoked by filing with our Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

VOTING YOUR SHARES

Stockholder of Record: If you are a stockholder of record, there are several ways for you to vote your shares, as follows:

•	Via the Internet: If you received a Notice of Internet Availability of Proxy Materials, you can access our proxy materials and vote online. Instructions to vote online are provided in the Notice.
•	By Telephone: You may vote your shares by calling the telephone number specified on your proxy card. You will need to follow the instructions on your proxy card and the voice prompts.
•	By Written Proxy: If you have received or requested a paper copy of the proxy materials, please date and sign the proxy card and return it promptly in the accompanying envelope.
•	In Person: All stockholders of record may vote in person at the Annual Meeting. For those planning to attend in person, we also recommend submitting a proxy card or voting by telephone or via the Internet to ensure that your vote will be counted if you later decide not to attend the meeting.

Beneficial Owner: If you are a beneficial owner, you should have received voting instructions from your broker, bank or other nominee. Beneficial owners must follow the voting instructions provided by their nominee in order to direct such broker, bank or other nominee as to how to vote their shares. The availability of telephone and Internet voting depends on the voting process of such broker, bank or nominee. Beneficial owners must obtain a legal proxy from their broker, bank or nominee prior to the Annual Meeting in order to vote in person.

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STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at our 2021 Annual Meeting of Stockholders and to be included in our proxy materials for the meeting must be received by us not later than December 9, 2020, in order to be included in the proxy statement and proxy relating to that annual meeting.

Notice of any stockholder proposal to be considered at our 2021 Annual Meeting but not included in our proxy materials, must be submitted in writing and received by us in the manner set forth in our Bylaws. In general, the Bylaws provide that such a notice must be delivered not later than 60 days and not earlier than 90 days prior to the first anniversary of this year’s annual meeting date.

CONTACT INFORMATION

If you have questions or need more information about the Annual Meeting, or if you wish to submit a question or question to be asked at the Annual Meeting, you may write to or call:

Corporate Secretary
DMC Global Inc.
11800 Ridge Parkway, Suite 300
Broomfield, CO 80021
(303) 665-5700

corpsecretary@dmcglobal.com

You are also invited to visit the Company website at www.dmcglobal.com. The Company’s website materials are not incorporated by reference into this Proxy Statement.

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PROPOSAL 1 ELECTION OF DIRECTORS

There are seven nominees for election to the Board. Each director elected will hold office until the 2021 Annual Meeting, or until his or her successor is elected and qualified, or until such director’s earlier death, resignation, or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. Each of the nominees has consented to be named as a nominee and to serve as a director, if elected. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Corporate Governance and Nominating Committee of the Board may propose.

NOMINEES

The names of the nominees and certain information about them are set forth below. In addition, we have included information about each nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that the nominee should serve as a director of the Company, in light of our business and corporate strategy.

Name	Position	Age
Kevin T. Longe	Director, President and Chief Executive Officer	61
David C. Aldous	Director	63
Andrea E. Bertone	Director	58
Yvon Pierre Cariou	Director	74
Robert A. Cohen	Director	71
Richard P. Graff	Director	73
Clifton Peter Rose	Director	69

Age 61 Director since: 2012 Committees: • Risk	KEVIN T. LONGE

Skills and Qualifications

•  Extensive global operating experience in both standalone businesses and divisions of larger multinational companies

•  Strong background in strategic planning and implementation in diverse industries and business environments

•  Strong financial analysis and management skills

•  Deep experience in technology, product management, marketing and sales, manufacturing, supply chain management, and people and organizational development

Mr. Longe became our President and Chief Executive Officer in March 2013. He has served as a director since joining the Company in July 2012 as our Chief Operating Officer. From March 2011 until agreeing to join the Company, Mr. Longe served as an executive of Sonoco, Inc., first as President of Sonoco’s Thermo Safe business from March 2011 to March 2012 and then from March 2012 to July 2012 as a Vice President and General Manager with Sonoco’s Protective Packaging Division. From April 2010 until joining Sonoco, Mr. Longe was self-employed performing consulting and investment work. From 2004 through April 2010, Mr. Longe served in various positions at Lydall, Inc., most recently (2007-2010) serving as president of its subsidiary, Lydall Performance Materials, Inc. Mr. Longe holds a B.B.A, with distinction, from The University of Michigan and an M.B.A, with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University. We believe it is important to have our Chief Executive Officer also serve as a director to properly align management’s execution of our business objectives with the oversight and direction of the Board.

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Age 63 Director since: 2013 Independent Committees: • Audit • Compensation	DAVID C. ALDOUS

Skills and Qualifications

•  Current and practical experience in leadership of global operations, financial analysis, project management, risk management, and health, environment, safety and security matters

•  Over 30 years of corporate leadership experience in the energy, alternative energy, chemical and petrochemical industries

•  Extensive skills in strategic planning and corporate development in the industries in which the Company and its customers operate

Mr. Aldous was appointed by the Board as a director in July 2013 and has served as non-executive Chairman of the Board since May 2018. Since March 2012, he has served as the Chief Executive Officer and Director of Rive Technology Inc., a privately-held provider of solutions for diffusion-limited reactions to the energy, chemicals, biofuel and water industries. Prior to joining Rive Technology Inc., Mr. Aldous served as Chief Executive Officer and Director of Range Fuels Inc., a clean energy and biofuels company from January 2009 to February 2012. Mr. Aldous also was employed for more than 20 years by Royal Dutch Shell, most recently as Executive Vice President, Strategy and Portfolio and served as President of Shell Canada Products, where he led an $11 billion integrated oil business. He also served as President, CEO and Director at CRI/Criterion Inc., a $11 billion global catalyst company. Mr. Aldous has served on the Board of Directors of a number of companies and joint ventures inside and outside Royal Dutch Shell. Mr. Aldous holds a B.S. in Fuels Engineering from the University of Utah and an M.B.A., with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University.

Age 58 Director since: 2019 Independent Committees: • Audit • Corporate Governance and Nominating	ANDREA E. BERTONE

Skills and Qualifications

•  Current and practical experience in leadership of global operations, financial analysis, project management, risk management, and health, environment, safety and security matters

•  In depth experience with multinational companies operating in global markets and significant expertise with respect to mergers and acquisitions

•  Significant strategic and operational expertise acquired while operating large infrastructure assets throughout Latin America

Public Company Directorships:

•  Yamana Gold Inc.

•  Peabody Energy Corp.

•  Amcor plc

Ms. Bertone was appointed by the Board as a director in February 2019. She has nearly 20 years of senior management experience in the energy industry in the Americas and most recently held the position of President of Duke Energy International LLC (“Duke Energy”). During her seven years in this role, she was responsible for operations across South and Central America. Prior to her role as President of Duke Energy, Ms. Bertone spent nearly 10 years in increasingly senior management roles with Duke Energy and its subsidiary companies. Ms. Bertone serves on the board of directors of Yamana Gold Inc., where she serves on the audit committee and risk and opportunities committees, and on the board of directors for Peabody Energy Corp., where she serves on the audit and HSSE committees, and on the board of Amcor plc, where she serves on the compensation committee. Ms. Bertone completed her JD at the University of São Paulo, Brazil and received her LLM from Chicago-Kent College of Law in 1995. She also completed a finance program for senior executives at Harvard Business School in 2010. She is a member of the Brazilian Bar Association. In 2013, she received the Alumni of Distinction Award from Chicago-Kent College of Law, and in 2016, she was recognized by the National Safety Council through their annual “CEOs Who Get It” program, as a leader who demonstrates personal commitment to worker safety and health.

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Age 74 Director since: 2006 Independent Committees: • Risk (Chair)	YVON PIERRE CARIOU

Skills and Qualifications

•  Served as President and Chief Executive Officer of DMC Global Inc. for over 13 years

•  Detailed knowledge of our operations and corporate strategy, including first-hand experience in growing NobelClad’s worldwide explosion cladding business and diversifying DynaEnergetics’ oilfields products business

•  Decades of leadership experience with global manufacturing companies

Mr. Cariou was appointed director in 2006 and served as President and Chief Executive Officer of the Company from 2000 to 2013. From November 1998 to March 2000, he was President and Chief Executive Officer of Astrocosmos Metallurgical Inc., a division of Mersen Group, which designs and fabricates process equipment for the chemical and pharmaceutical industries. From 1986 to 1998, Mr. Cariou was the lead executive with five different industrial, material science and manufacturing companies. Earlier in his career, he spent 15 years with Mersen Group, a global industrial components manufacturer, where he held various executive positions in France and the United States, including President of Carbone USA Corp. Mr. Cariou is a graduate engineer from Ecole Nationale Superieure des Arts et Metiers, Paris and he obtained an M.B.A. from Fairleigh Dickinson University, Rutherford, New Jersey.

Age 71 Director since: 2011 Independent Committees: • Compensation (Chair) • Corporate Governance and Nominating	ROBERT A. COHEN

Skills and Qualifications

•  Extensive financial background and management experience with multinational companies, bringing depth to the Board in the areas of strategic planning, finance and risk management

•  Served as Chief Executive Officer of one of the largest banks in Korea while living in Korea and working with many Korean and Asian companies

•  Substantial expertise in the Korean and Asian markets, which are key growth markets for NobelClad and DynaEnergetics

Mr. Cohen has served as a director since February 2011. He is the managing partner of Joranel LLC, a private investment and consulting firm serving institutional clients. Prior to joining Joranel in 2005, Mr. Cohen spent four years as president and Chief Executive Officer of Korea First Bank. Previously, Mr. Cohen worked for 25 years with Credit Lyonnais, including eight years as Chief Executive Officer of Credit Lyonnais USA. He taught economics and finance for 16 years at the Paris Institut Technique de Banque et Finance and the French School of Management (ESSEC). He is a graduate of Ecole Polytechnique in Paris and earned a doctorate in finance from the University Paris Dauphine.

Age 73 Director since: 2007 Independent Committees: • Audit (Chair) • Risk	RICHARD P. GRAFF

Skills and Qualifications

•  Over 35 years of experience in public company accounting and consulting on public company accounting policy and practice in the mining industry

•  Substantial insight and experience with regard to accounting and financial reporting matters for companies operating internationally

•  Public company director experience since 2005, with current service on the boards of two other multinational public companies

Public Company Directorships:

•  Yamana Gold Inc.

•  Alacer Gold Corporation

Mr. Graff has served as a director since June 2007. He is a retired partner of PricewaterhouseCoopers LLP where he served as the audit leader in the United States for the mining industry, until his retirement in 2001. Mr. Graff began his career with PricewaterhouseCoopers LLP in 1973. Since his retirement, Mr. Graff has been a consultant to the mining industry and was a member of a Financial Accounting Standards Board task force for establishing accounting and financial reporting guidance in the mining industry. He represents a consortium of international mining companies and has provided recommendations to the International Accounting Standards Board on mining industry issues and to regulators on industry disclosure requirements. Mr. Graff serves on the board of directors of Yamana Gold Inc. (lead independent director) and Alacer Gold Corporation. He received his undergraduate degree in Economics from Boston College and his post-graduate degree in Accounting from Northeastern University.

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Age 69 Director since: 2016 Independent Committees: • Compensation • Corporate Governance and Nominating (Chair)	CLIFTON PETER ROSE

Skills and Qualifications

•  Extensive work with world-leading financial, investment banking and strategic communications firms, which brings depth to the Board in the areas of strategic planning, leadership, risk management, public relations and corporate governance

•  Substantial experience reviewing and analyzing acquisitions and investments provides unique and valuable perspectives to the Board as it analyzes growth strategies and opportunities

Mr. Rose has served as a director since November 2016. He is a senior advisor to Blackstone, the world’s largest alternative asset manager. From 2007 to 2016, he was a senior managing director with Blackstone, and served as its global head of public affairs. Mr. Rose also spent 20 years with Goldman Sachs, where he was a managing director and held a variety of senior positions in government relations and media relations in Washington DC, New York and Hong Kong. Mr. Rose currently is vice chairman of Sard Verbinnen, one of the leading strategic communications firms in the United States. From 1983 to 1987 he was chief of staff to Congressman Mike Synar (D-Okla) and a partner with the law firm of Williams and Jensen in Washington DC. Mr. Rose is a graduate of the George Washington University and the Yale Law School. He serves on the national board of the NAACP, where he also was on the search committee for its former CEO.

REQUISITE VOTE

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present; however, pursuant to our Majority Voting Policy, any director who fails to receive a majority of the votes cast (in person or by proxy) “FOR” such candidate is required to submit a letter of resignation to the Board. Abstentions and broker non-votes will not be counted as votes cast for purposes of this proposal and will have no legal effect on this proposal.

THE BOARD RECOMMENDS VOTE “FOR” EACH NAMED NOMINEE

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EXECUTIVE OFFICERS

The following individuals serve as our executive officers. Each executive officer is appointed by the Board and serves at the pleasure of the Board, subject to the terms of applicable employment agreements or arrangements as described under “Employment Agreements.”

Name	Position	Age
Kevin T. Longe	President and Chief Executive Officer	61
Michael Kuta	Chief Financial Officer	45
Michelle Shepston	Vice President, Chief Legal Officer and Secretary	45
Ian Grieves	President and Managing Director, DynaEnergetics	51
John Scheatzle	President, NobelClad	55

Kevin T. Longe. Information regarding Mr. Longe, our President and Chief Executive Officer, is provided under Proposal 1 of this proxy statement under the caption, “Nominees.”

Michael Kuta. Mr. Kuta joined the Company on March 31, 2014 as our Chief Financial Officer. From 2007 until joining the Company, Mr. Kuta served in various executive positions with The Lubrizol Corporation, most recently from September 2011 until March 2014 as its corporate controller. From September 2009 until assuming that position, he was the finance manager of Lubrizol’s TempRite Engineered Polymers Business Unit, and before that served Lubrizol as a manager, treasury and capital markets and manager, external financial reporting. Before joining Lubrizol, Mr. Kuta also served in various financial and accounting positions with Lincoln Electric Company and Eaton Corporation. Mr. Kuta received a B.B.A. in Accounting from Kent State University and an M.B.A. from Case Western Reserve University.

Michelle Shepston. Ms. Shepston joined the Company on August 30, 2016 as our Vice President, Chief Legal Officer and Secretary. For the previous 16 years, Ms. Shepston was with Denver-based Davis Graham & Stubbs LLP, a leading regional law firm where she was a partner and practiced with the Corporate Finance and Acquisitions Group. Ms. Shepston brings to the Company expertise in securities law, mergers and acquisitions, cross-border equity and debt transactions, and contract negotiation and execution. She has advised public and private company boards on issues of fiduciary duty, risk management and oversight. She also has served a broad spectrum of corporate clients, including several in the energy and natural resource industries. She earned a J.D. from the University of Denver College of Law and a B.S. from the University of Illinois.

Ian Grieves. Mr. Grieves serves as President and Managing Director of DynaEnergetics, having previously served as Senior Vice President and General Manager of DynaEnergetics from his appointment in January 2013. From 2006 until joining the Company, Mr. Grieves was employed by Lydall Inc. as senior vice president of the company’s performance materials division (2010-2013), and as vice president and general manager Europe of the company’s filtration division (2006-2010). From 1995 to 2005, he was employed in various financial and general management positions with AAF International Inc., with his last position being that of vice president and general manager of AAF Europe (2003-2005). Mr. Grieves studied economics and graduated from the University of Sunderland, United Kingdom.

John Scheatzle. Mr. Scheatzle joined the Company on November 15, 2016 as president of the Company’s NobelClad business. Prior to joining the Company, he spent the previous 19 years with Materion, an integrated manufacturer of advanced materials for the industrial and consumer products sectors. In his most recent role, he was vice president and general manager of Materion’s Performance Alloys division. He was responsible for North American production facilities and the company’s international sales and distribution centers. He also had oversight of the business’ sales and marketing, research and development, manufacturing; quality, and environmental, health and safety functions. Before his tenure with Performance Alloys, Mr. Scheatzle was general manager of Materion’s Ceramic Products division. He also spent seven years with the consulting firm Accenture, where he was a senior manager and worked with clients in the consumer products, chemicals manufacturing, and metals industries. Mr. Scheatzle holds an M.B.A. with a concentration in marketing and manufacturing from Case Western Reserve University. He earned a B.S. in business administration from the University of Akron.

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BOARD OF DIRECTORS

MEETING ATTENDANCE

Directors are encouraged to attend our Annual Meeting of Stockholders. All of our directors then in office attended the 2019 Annual Meeting of Stockholders.

During the fiscal year ended December 31, 2019, the Board held 12 meetings. During the fiscal year ended December 31, 2019, each of our directors attended more than 75% of the aggregate of (i) the number of meetings of the Board held during the period in which he was a director and (ii) the number of meetings of the committees on which he served.

DIRECTOR INDEPENDENCE

The Board has determined that six of the seven current directors, Messrs. Aldous, Cariou, Cohen, Graff and Rose and Ms. Bertone, are “independent” directors under the rules promulgated by the Securities and Exchange Commission (“SEC”) and the applicable rules of the Nasdaq. In making its determinations of independence, the Board considered factors for each director such as other directorships, employment or consulting arrangements, and any relationships with our customers or suppliers. The Board also considered a review of transactions that occurred since the beginning of 2017 with entities associated with our directors or members of their immediate family.

The Board determined that there were no related-party transactions or other relationships that needed to be considered in evaluating whether these directors are independent. Mr. Longe, our President and Chief Executive Officer is the only Board member nominated for re-election who is not independent based on these criteria.

All current members of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee are independent directors. Our independent directors hold regularly scheduled meetings in executive session, at which only independent directors are present.

BOARD LEADERSHIP STRUCTURE

The Board does not have a prescribed policy on whether the Chairman and Chief Executive Officer positions should be separate or combined. The Company currently separates the positions of Chairman and Chief Executive Officer. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while our Chairman of the Board oversees the Board, approves Board agendas and schedules, facilitates communication between the Chief Executive Officer and the rest of the Board and provides guidance to the Chief Executive Officer. We believe our Chief Executive Officer and Chairman have an excellent working relationship that allows the Chief Executive Officer to focus the requisite time and energy on the Company’s businesses, people and growth opportunities.

Our Board currently has six independent members and only one non-independent member, the Chief Executive Officer. A number of our independent Board members are currently serving or have served as senior management of other public companies and are currently serving or have served as directors of other public companies. We believe that the number of independent, experienced directors, along with the independent oversight of the Board by our non-executive Chairman, benefits the Company and our stockholders.

The Board assesses our Board leadership structure from time to time and makes changes when appropriate. We recognize that different board leadership structures are appropriate for companies in different situations. We believe our current leadership structure is the optimal structure for the Company at this time.

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BOARD COMMITTEES

The Board currently has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Risk Committee (formerly, the Health, Safety, Security and Environment Committee). Each committee operates under a written charter, which sets forth the functions and responsibilities of the committee. A copy of the charter of each committee can be viewed on our website, www.dmcglobal.com.

MEMBERS OF THE COMMITTEES OF THE BOARD OF DIRECTORS

	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Risk Committee
INDEPENDENT DIRECTORS
David C. Aldous*
Andrea E. Bertone
Yvon Pierre Cariou
Robert A. Cohen
Richard P. Graff
Clifton Peter Rose
NON-INDEPENDENT DIRECTORS
Kevin T. Longe
Member	Chair * Non-Executive Chairman

The Audit Committee

The Audit Committee meets with our independent registered public accounting firm at least four times a year to review quarterly financial results and the annual audit, discuss financial statements and related disclosures, and receive and consider the accountants’ comments as to internal control over financial reporting, adequacy of staff and management performance and procedures in connection with the annual audit and internal control over financial reporting. The Audit Committee also appoints the independent registered public accounting firm. The Audit Committee currently consists of three directors, each of whom is a non-employee director that the Board has determined to be “independent” as that concept is defined in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated by the SEC thereunder, and the applicable rules of the Nasdaq. The Audit Committee has determined that Mr. Graff qualifies as an “audit committee financial expert” under the rules of the SEC.

The Charter of the Audit Committee requires the Audit Committee be comprised of three or more independent directors, at least one of whom qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K. The Charter of the Audit Committee charges the Audit Committee with the primary responsibility of reviewing the Company’s compliance with the Code of Ethics and Business Conduct (“Code of Ethics”) as it relates to financial statement and reporting issues and related party transactions that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

During 2019 the Audit Committee met six times.

The Compensation Committee

The Compensation Committee makes recommendations concerning salaries, incentive compensation and equity-based awards to employees and non-employee directors under our stock incentive plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is also responsible for reviewing and approving the Compensation Discussion and Analysis included in the Company’s proxy statement.

The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate. The Compensation Committee is currently composed of three directors, each of whom is a non-employee director that the Board has determined to be “independent” under SEC and Nasdaq rules.

During 2019 the Compensation Committee met four times.

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The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee recommends director nominees and sets corporate governance policies for the Board and Company. The Corporate Governance and Nominating Committee currently has four directors, each of whom is a non-employee director that the Board has determined to be “independent” under the SEC and Nasdaq rules. The main purposes of this Committee are (i) to identify and recommend individuals to the Board for nomination as members of the Board and its committees; (ii) to develop and recommend to the Board corporate governance principles applicable to the Company; (iii) to oversee the Board’s annual evaluation of its performance; (iv) in coordination with the Audit Committee, review compliance with the Company’s Code of Ethics, and; (v) to undertake such other duties as the Board may from time to time delegate to the Committee.

During 2019, the Corporate Governance and Nominating Committee met four times.

The Risk Committee (formerly, the Health, Safety, Security and Environment Committee)

The Health, Safety, Security and Environment Committee (“HSSE Committee”) was responsible for reviewing the Company’s performance in meeting its health, safety, security and environmental objectives and facilitating the Board’s oversight of these critical operational issues. In November 2019, the Board created a new Risk Committee to more broadly address risk, with the primary purpose of assisting the Board with its oversight of the Company’s level of risk, risk assessment and risk management in areas not otherwise addressed by other committees of the Board.

The Risk Committee is currently comprised of two non-employee directors whom the Board has determined are “independent” under SEC and Nasdaq rules, and our CEO.

The HSSE Committee met four times during 2019.

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CORPORATE GOVERNANCE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We do not have any interlocking relationships between any director who currently serves or served during 2019 as a member of our Compensation Committee and any of our executive officers that would require disclosure under the applicable rules promulgated under the U.S. federal securities laws.

CORPORATE GOVERNANCE GUIDELINES

DMC is committed to sound principles of corporate governance. Our Board has adopted Corporate Governance Guidelines prepared by the Corporate Governance and Nominating Committee. Among other things, the guidelines provide that directors should serve no longer than a total of 15 years as a non-employee director or after the director’s 75th birthday.

Our Board periodically, and at least annually, reviews and revises the Corporate Governance Guidelines, as appropriate, to ensure that they reflect our Board’s corporate governance objectives and commitments. Our Corporate Governance Guidelines are available on the Company’s website at www.dmcglobal.com.

STOCK OWNERSHIP GUIDELINES

We have stock ownership guidelines applicable to our directors and named executive officers. For a descriptions of these guidelines, please see “Compensation Discussion and Analysis- Stock Ownership Guidelines.”

PLEDGING AND HEDGING POLICIES

Our directors, officers and employees are prohibited from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against potential changes in the value of DMC common stock. In addition, our directors, officers and employees are prohibited from holding DMC securities in a margin account or pledging DMC securities as collateral for a loan.

CODE OF ETHICS AND BUSINESS CONDUCT

We have adopted a Code of Ethics that applies to all members of our Board and all of our employees, including our principal executive officer, principal financial officer, principal accounting officer and all other senior members of our finance and accounting departments. We require all employees to adhere to our Code of Ethics in addressing legal and ethical issues encountered in conducting their work. Our Board periodically, and at least annually, reviews and revises our Code of Ethics, as appropriate. A copy of our Code of Ethics is available on our website, www.dmcglobal.com.

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RISK OVERSIGHT

Our senior management manages the risks facing the Company under the oversight and supervision of the Board. The Company has a global Enterprise Risk Management (“ERM”) team, which is comprised of senior management in key business areas and Mr. Yvon Cariou in his capacity as an independent director and Chair of the Risk Committee. The ERM team employs a proactive approach to reviewing and analyzing current and potential risks facing the Company, and reports to the Board regarding the ERM process and risk findings on a quarterly basis. While the full Board is ultimately responsible for risk oversight at our Company, our Board committees assist the Board in fulfilling its oversight function in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting processes and internal controls around those processes, the Company’s compliance with legal and regulatory requirements and the financial risks of the Company. The Corporate Governance and Nominating Committee oversees governance matters, including primary oversight of the Code of Ethics and Business Conduct. The Compensation Committee oversees the Company’s executive compensation strategy and programs, incentive compensation arrangements and the evaluation of risks related thereto. The Risk Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of the Company’s level of risk, risk assessment and risk management in areas not otherwise addressed by other committees of the Board. Other general business risks such as economic and regulatory risks are monitored by the full Board.

COMPENSATION RISK ASSESSMENT

Our Compensation Committee, with the assistance of management, reviews on an annual basis our compensation programs and considers whether they encourage excessive risk-taking by employees at the expense of long-term Company value. The Compensation Committee believes that the design of our compensation program, which includes a mix of annual and long-term incentives (a substantial portion of which are performance based) and cash and equity awards, along with our stock ownership guidelines and clawback policy, provide an appropriate balance between risk and reward and do not motivate imprudent risk-taking. As a result, we do not believe that our compensation policies are reasonably likely to have a material adverse effect on the Company.

DIRECTOR NOMINATIONS

The Company does not have a formal policy regarding the consideration of director candidates recommended by stockholders; however, the Corporate Governance and Nominating Committee reviews recommendations and evaluates nominations received from stockholders in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. Stockholders may nominate persons for election to the Board in accordance with our Bylaws. Any stockholder nominations proposed for Board consideration should include the nominee’s name and qualifications for Board membership and should be mailed to DMC Global Inc., c/o Corporate Secretary, 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021.

Qualifications for consideration as a director nominee may vary according to the particular area of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Corporate Governance and Nominating Committee considers, among other things, an individual’s skills, attributes and functional, business and industry experience, financial background, breadth of knowledge about issues affecting our business, integrity, independence, diversity of experience, leadership, ability to exercise sound and ethical business judgement and time available for meetings and consultation.

Diversity along multiple dimensions is an important element of the Corporate Governance and Nominating Committee’s consideration of nominees. While diversity is evaluated in a broad sense based on experience, background and viewpoint, the Corporate Governance and Nominating Committee recognizes that DMC serves diverse communities and customers and believes that the composition of our Board should appropriately reflect this diversity. Accordingly, the Corporate Governance and Nominating Committee also considers other aspects of diversity, including gender, race and ethnicity. The Corporate Governance and Nominating Committee is committed to seeking highly qualified women and individuals from minority groups to include in the pool of nominees and instructs any third-party search firm to consider these elements accordingly.

For new nominees, the Corporate Governance and Nominating Committee may also consider the results of the nominee’s interviews with directors and/or other members of senior management as the Corporate Governance and Nominating Committee deems appropriate.

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MAJORITY VOTING POLICY

The Board has adopted a majority voting policy (“the Majority Voting Policy”) as part its Corporate Governance Guidelines. The policy stipulates that, at any stockholder meeting at which directors are subject to an uncontested election, if the number of shares “withheld” for any nominee exceeds the number of shares voted “FOR” such nominee, then, notwithstanding that such director was duly elected as a matter of corporate law, he or she shall submit to the Board a letter of resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the offer of resignation. In the event that all members of the Corporate Governance and Nominating Committee are among the nominees for director who are offering to resign, the Board shall appoint a special committee of one or more other independent directors to act on behalf of the Corporate Governance and Nominating Committee with respect to this policy. The Board shall act promptly with respect to each such letter of resignation and shall promptly notify the director concerned of its decision.

COMMUNICATIONS WITH THE BOARD

The Board believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders desiring to send a communication to the Board, or to a specific director, may do so by delivering a letter to our Secretary at DMC Global Inc., c/o Corporate Secretary, 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all members of the Board or specified individual directors. The Secretary will open such communications and make copies and then circulate them to the appropriate director or directors.

ANNUAL BOARD ASSESSMENTS

In order to monitor and improve its effectiveness, and to solicit and act upon feedback received, the Board engages in a formal self-evaluation process. The Board believes that in addition to serving as a tool to evaluate and improve performance, evaluations can serve several other purposes, including the promotion of good governance, integrity of financial reporting, reduction of risk, strengthening of the Board-management partnership, and helping set and oversee Board expectations of management. The Board takes a multi-year perspective to identify and evaluate trends and assure itself that areas identified for improvement are appropriately and timely addressed. As part of the Board’s evaluation process, directors consider various topics related to Board composition, structure, effectiveness and responsibilities and the overall mix of director skills, attributes, experience and backgrounds. While the Board conducts a formal evaluation annually, the Board considers its performance and that of its committees continuously throughout the year and shares feedback with management.

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PROPOSAL 2 NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company’s record performance in 2019 was the result of our continuing efforts to strengthen and grow DMC. We believe our executive compensation program has played a critical role in retaining the key members of our management team and motivating them to focus on the creation of long-term stockholder value.

Pursuant to Section 14A of the Exchange Act and SEC Rule 14a-2(a), we are providing our stockholders the opportunity to vote on a non-binding advisory resolution to approve the compensation of our named executive officers (“Say on Pay”) which is described in this Proxy Statement. Currently, we are providing these advisory votes on an annual basis. In considering your vote on this proposal, we encourage you to review all of the relevant information in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables, and the rest of the narrative disclosures regarding our compensation arrangements.

Following the 2020 Annual Meeting, the next advisory Say-on-Pay vote is anticipated to be held at our 2021 Annual Meeting of Stockholders.

Our Board strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company’s proxy statement is hereby APPROVED.”

REQUISITE VOTE

The advisory vote on the compensation of our named executive officers will be approved by the majority of votes cast on this proposal. Abstentions and broker non-votes will not be counted as votes cast on the proposal. Our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when considering future decisions on the compensation of our named executive officers. However, this say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board.

THE BOARD RECOMMENDS VOTE “FOR” APPROVAL OF PROPOSAL 2.

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PROPOSAL 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. EY has been so engaged since 2002.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm retained to audit the Company’s consolidated financial statements. In accordance with its commitment to sound corporate governance practices, the Audit Committee reviews whether it is in the Company’s best interests to rotate the Company’s independent registered public accounting firm. In fulfilling its oversight responsibility, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee and its Chair are also directly involved with the selection, review and evaluation of the lead engagement partner and the negotiation of audit fees. The Audit Committee reviews the performance of the independent registered public accounting firm annually. In conducting its review, the Audit Committee considered, among other things:

•	EY’s historical and recent performance on the Company’s audit, including the extent and quality of EY’s communications with the Audit Committee;
•	The appropriateness of EY’s fees;
•	EY’s tenure as our independent auditor and its depth of understanding of our global operations and business, operations and systems, accounting policies and practices, including the potential effect on the financial statements of the major risks and exposures facing the Company, and internal control over financial reporting;
•	EY’s demonstrated professional integrity and objectivity, including through rotation of the lead audit partner and other key engagement partners;
•	EY’s capabilities and expertise in handling the breadth and complexity of our global operations, and
•	The advisability and potential impact of selecting a different independent accounting firm.

Ratification of the selection of EY by stockholders is not required by law. However, as a matter of internal policy and good corporate governance, such selection is being submitted to the stockholders for ratification at the Annual Meeting, and it is the present intention of the Board to continue this policy. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain EY. If the selection of EY is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.

We expect that a representative of EY will be present at the Annual Meeting and will be available to respond to appropriate questions.

The Company paid the following fees to EY for the audit of the consolidated financial statements and for other services provided in the years ended December 31, 2019 and 2018.

AUDITOR FEES

	2019	2018
Audit Fees	$1,044,323	$1,011,140
Audit Related Fees(1)	$162,113	$-
Tax Fees(2)	$593,218	$709,469
TOTAL FEES	$1,799,654	$1,720,609
(1)	The Company includes fees related to the following in Audit Related Fees: employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.
(2)	The Company includes fees related to the following in Tax Fees: federal and state tax compliance, tax advice, and tax planning.

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AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

In accordance with the SEC’s rules requiring the Audit Committee to pre-approve all audit and non-audit services provided by our independent auditor, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by our independent auditor prior to the commencement of the specified services. The Audit Committee approved all services performed by EY in 2019 in accordance with our formal policy on auditor independence.

REQUISITE VOTE

The selection of our auditors will be ratified if the number of votes cast in favor of the proposal exceeds the votes cast opposing the proposal. Abstentions and broker non-votes will not be counted as votes cast on the proposal.

THE BOARD RECOMMENDS VOTE “FOR” APPROVAL OF PROPOSAL 3.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report and the Compensation Committee Report shall not be deemed to be “Soliciting Material,” and are not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filings.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

As of December 31, 2019, the Audit Committee of DMC Global Inc. (the “Company”) was comprised of Messrs. Richard P. Graff (Chairman) and David C. Aldous and Ms. Andrea E. Bertone each of whom the Board of Directors of the Company has determined to be independent as that concept is defined in Section 10A of the Exchange Act, the rules promulgated by the SEC thereunder; and the applicable rules of the Nasdaq. The Audit Committee has adopted a Charter that describes its responsibilities in detail. The Charter is available on the Company’s website at www.dmcglobal.com.

The primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company. The Audit Committee’s primary purpose is to oversee the integrity of the accounting and financial reporting process, the audits of the Company’s financial statements and the processes designed to ensure that the financial statements adequately represent the Company’s financial condition, results of operations and cash flows. These responsibilities include oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the external auditors’ qualifications and independence; and (iv) the performance of the Company’s internal and external audit functions. The Committee is also responsible for understanding the Company’s internal control structure and areas that represent high risk for material misstatement of the financial statements. Additional information regarding the Audit Committee’s role in corporate governance can be found in the Audit Committee’s Charter.

As required by the Charter of the Audit Committee, the Audit Committee reviewed and discussed the Company’s audited financial statements with the Company’s management. The Audit Committee has also discussed with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. The Audit Committee has received from EY the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with EY that firm’s independence. Based upon these discussions and the Audit Committee’s review, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Audit Committee Members:

Richard P. Graff, Chairman
David C. Aldous
Andrea E. Bertone

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

TABLE OF CONTENTS

EXECUTIVE SUMMARY	22
WHAT GUIDES OUR PROGRAM	24
2019 EXECUTIVE COMPENSATION PROGRAM IN DETAIL	26
2020 EXECUTIVE COMPENSATION PROGRAM CHANGES	29
OTHER EXECUTIVE COMPENSATION PRACTICES AND POLICIES	30

Our CD&A details the objectives and elements of the DMC Global executive compensation program, describes the related processes of our Compensation Committee, and discusses the compensation earned by our Named Executive Officers (NEOs). For 2019, our NEOs were:

KEVIN T. LONGE	MICHAEL KUTA	MICHELLE SHEPSTON	IAN GRIEVES	JOHN SCHEATZLE
Chief Executive Officer (CEO)	Chief Financial Officer	Vice President, Chief Legal Officer and Secretary	President and Managing Director, DynaEnergetics	President, NobelClad

Executive Summary

2019 Business Overview

2019 represented the second consecutive year in which DMC reported record sales and adjusted EBITDA*. The Company’s continued financial growth was primarily due to expanding demand for a series of differentiated products from DynaEnergetics, DMC’s oilfield products business, which generated 78% of the Company’s consolidated sales during 2019. Despite challenging conditions in North America’s oil and gas industry, from which DynaEnergetics generates the majority of its sales, DynaEnergetics continued to expand its market share and reported a 31% increase in full-year 2019 sales and a 61% increase in Adjusted EBITDA.

2019 Financial/ Strategic Achievements

DMC’s consolidated revenues increased to a record $398 million in 2019 from $326 million in 2018, a 22% increase. This followed the 69% growth in revenue between 2018 and 2017. The primary driver of the sustained record revenue growth was the continuing sales growth at DynaEnergetics. DynaEnergetics sales in 2019 were a record $310 million.

Consolidated adjusted EBITDA increased from $59.6 million in 2018 to a record $93.7 million in 2019; a 57% year-over-year increase.

* Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) financial measure and is defined as follows: EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other extraordinary items that management does not utilize in assessing DMC’s or the relevant business unit’s operating performance. Net cash and net debt are non-GAAP financial measures. We define net debt as total debt less cash and cash equivalents, and we define net cash as cash and cash equivalents less total debt. Adjusted EBITDA, net cash, and net debt for a relevant fiscal year are the same as reported in the Company’s Form 10-K for that period. For a reconciliation of Adjusted EBITDA to the most directly comparable generally accepted accounting principle measure, refer to Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations from our Annual Report on Form 10-K for the year ended December 31, 2019.

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We continued to strengthen our financial position in 2019. Our leverage ratio improved to 0.2 at the end of 2019 from 0.7 at the end of 2018. Net cash* was $6.1 million at the end of 2019 versus net debt* of $28.0 million at December 31, 2018.

At DynaEnergetics, our significant investments in research and development have resulted in several products that are generating strong customer demand and enabling safer, more efficient and more cost-effective perforating operations. These products, which include the IS2™ intrinsically safe initiating system and the DynaStage™ (DS) family of Factory-assembled, Performance-assured™ perforating systems, collectively generate the majority of DynaEnergetics’ total sales. In 2019, DynaEnergetics expanded its DS product family with the addition of DS Trinity™ 3.5 and DS NLine™, both of which are providing exploration and production companies with new solutions for addressing increasingly complex well designs.

Our NobelClad business continued to invest in new applications and made significant progress establishing a broader base of commercial uses for its explosion-welded plate. NobelClad continued work on a large, first-time order from the international gold-processing industry, and also is pursuing new applications in the aerospace, alternative energy, defense and transportation sectors.

Our total stockholder return (“TSR”) relative to the compensation peer group identified below was at the 76th percentile over one year, at the 100th percentile over three years and at the 99th percentile over five years:

TOTAL SHAREHOLDER RETURN RELATIVE TO COMPENSATION PEER GROUP

2019 Compensation Decisions at A Glance

The following pay decisions were made in 2019:

COMPENSATION ELEMENT	2019 DESIGN

•  Increase in salary for Mr. Grieves of 23.4% to reflect DynaEnergetics performance and Mr. Grieves’ individual performance and increasing responsibilities

•  Compensation Committee approved salary increases to other NEOs between 3.6% and 9.3%

• Changes to base salary consider level of responsibility and complexity of position, peer compensation levels, individual performance, market alignment and other factors.
• Increase in target award opportunity for Mr. Grieves to 60% • No change in target opportunities for any of the other NEOs

•  Annual cash incentives

•  Targeted award amounts set as a percentage of salary for each NEO

•  Weightings and metrics: •   70% — Company Performance

•   30% — Individual Performance

•  No funding on a metric if performance is below threshold; payout capped at 180% of target

• Compensation Committee approved increases to NEOs between 29% and 86% to better align with the market

•  Consists of time-based restricted stock or restricted stock units (RSUs) (2/3 of target LTI value) and performance-based LTI (PSUs) (1/3 of target LTI value)

•  Time-based restricted stock or RSUs vest ratably over 3-year period based on continued service

•  PSUs vests at end of 3-year period based on metrics set at time of grant

•  Actual payouts can range from 0% to 200% of target award amounts.

•  Metrics: •   Relative TSR

•   Adjusted EBITDA

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Good Compensation Governance Practices

The Compensation Committee continually evaluates the Company’s compensation policies and practices to ensure that they are consistent with good governance principles. Below are highlights of our governance practices:

WHAT WE DO	WHAT WE DON’T DO
Provide the majority of compensation in performance-based pay	No “single-trigger” change of control severance benefits
Maintain robust stock ownership requirements	No hedging transactions or pledging of our common stock by executive officers
Maintain a clawback policy	No evergreen provision in the equity incentive plan
Use an independent compensation consultant engaged by the Compensation Committee	No liberal share recycling
Conduct annual compensation program risk assessment	No liberal definition of change of control
Limit perquisites	No defined benefit plans for executive officers

2019 Say On Pay Results & Shareholder Engagement

The Board of Directors gives significant weight to the outcome of the advisory vote on executive compensation (say on pay) vote, as well as feedback from our stockholders, and responds accordingly. At the 2019 Annual Meeting of Stockholders, approximately 98% of stockholders supported our executive compensation program. Following the vote and throughout 2019, the Board and senior management team continued their regular cadence of communications with stockholders, engaging in over 200 meetings with investors in the U.S. and Europe during 2019, and no significant compensation matters were raised as a concern by investors. However, the Compensation Committee recognizes the ever-evolving compensation and governance landscape and will continue to review its practices and solicit stakeholder feedback on these issues.

What Guides Our Program

Our compensation philosophy and objectives are to: (i) provide a compensation program that attracts, motivates, and retains high-caliber leadership talent; (ii) offer compensation opportunities that are competitive with those provided by other comparable U.S. public companies as determined by our market research; (iii) create incentive compensation opportunities that emphasize the importance of achieving both short-term performance measures (i.e., annual) and long-term financial and strategic goals; and (iv) sponsor performance pay programs that are linked to stockholder value.

Elements of Executive Compensation

Our executive compensation program is composed of base salary and short- and long-term incentives, each of which is described below.

	Compensation Component	Purpose
FIXED	Base salary Paid in cash	Provide a competitive fixed rate of pay relative to similar positions in the market
Enable the Company to attract and retain critical executive talent
AT RISK	Short-term incentives Paid in cash under the annual incentive plan	Focus NEOs on achieving rigorous and progressively challenging short-term performance goals that align with the Company’s annual operating plan and result in long-term value creation
	Long-term incentives Paid under the equity incentive plan using a mix of equity vehicles	Focus NEOs on longer-term relative and absolute performance goals that strongly align with and drive stockholder value creation, as well as support the Company’s leadership retention strategy

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COMPENSATION MIX

The charts below show the total target compensation of our CEO and our other NEOs. These charts illustrate that a majority of NEO total target compensation is variable (79% for our CEO and an average of 62% for our other NEOs).

The Decision Making Process

THE ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee oversees the executive compensation program for our NEOs. The Committee is comprised of independent, non-employee members of the Board. The Committee works very closely with its independent consultant and senior management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed at our website, www.dmcglobal.com, by clicking “Investors,” and then “Governance.”

THE ROLE OF SENIOR MANAGEMENT

Our CEO confers with the Chairman of the Compensation Committee in recommending for the Compensation Committee’s approval the base salary compensation for the NEOs other than himself. Our CEO also provides an assessment of the other NEOs’ performance with respect to achieving the performance objectives for the qualitative portion of the performance bonus under the annual incentive plan. Notwithstanding the foregoing, the Compensation Committee ultimately determines compensation levels and amounts for all of the NEOs.

THE ROLE OF THE INDEPENDENT CONSULTANT

The Compensation Committee engages an independent compensation consultant to assist the Compensation Committee in making compensation decisions for the NEOs. The Compensation Committee retained Pearl Meyer & Partners, LLC (Pearl Meyer) for 2019.

The compensation consultant reviews the Company’s overall executive officer and director compensation in comparison to other comparably-sized public companies in industries similar to the Company’s, helps the Compensation Committee identify the appropriate mix of compensation components for compensating our executive officers, and facilitates the Compensation Committee’s determination of our executive officers’ incentive based compensation. The Committee’s consultant also keeps the Committee current with pay practices and governance trends, attends meetings when necessary to review reports and analyses and conducts special studies as may be required by the Committee from time to time.

Pearl Meyer does not provide any other services to the Company or our management or have any other direct or indirect business relationships with us or our management. The Compensation Committee has assessed the independence of Pearl Meyer and concluded that its work does not raise any conflicts of interest.

THE ROLE OF MARKET REFERENCES AND THE PEER GROUP.

The Company competes with business entities across multiple industries for top executive-level talent. To this end, the Committee evaluates, on an annual basis, industry-specific and general market compensation practices and trends to ensure that our program and NEO pay opportunities remain appropriately competitive. The Committee believes peer group and general industry data provide a broader pay perspective than peer group data alone.

The Compensation Committee also evaluates the appropriateness of each NEO’s compensation taking into account Company and business unit performance, job scope, individual performance, time in position, and other relevant factors. To the extent the Compensation Committee deems the compensation level associated with a NEO’s position versus the market to not be aligned with the relevant factors, the Compensation Committee may choose to modify one or more of the NEO’s compensation components. The Compensation Committee does not target a specific level of pay.

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For purposes of setting target total direct compensation levels and pay practices for 2019, the Committee used the same peer group from 2018 (listed below). This is the same peer group that is used to assess relative performance and determine LTI awards.

Ampco-Pittsburgh Corp.	Graham Corproation	Perma-Pipe International Holdings, Inc.	Twin Disc, Incorporated
Aspen Areogels, Inc.	Hurco Companies Inc.	Rudolph Technologies Inc.	USA Compression Partners, LP
Broadwind Energy, Inc.	ION Geophyscial Corporation	SAExploration Holdings, Inc.
CECO Environmental Corp.	Kadant Inc.	SIFCO Industries Inc.
Dawson Geophysical Company	Natural Gas Services Group Inc.	The L.S. Starrett Company

Given the Company’s rapid growth, the Compensation Committee engaged Pearl Meyer to conduct an in-depth review of executive compensation levels and program practices based on future projected revenues and the changing complexity and scope of the organization’s structure. Based on the new study, the Compensation Committee approved a new, larger peer group in November 2019, which better reflects the size and scope of the Company and to recognize the limited number of companies in which we directly compete for business. The peer group listed below will be used for purposes of setting executive compensation levels for 2020, as well as assessing relative performance for purposes of the equity incentive plan.

Berry Petroleum Corporation	Dril-Quip, Inc.	LSB Industries, Inc.	U.S. Well Services, Inc.
Cactus, Inc.	Frank’s International N.V.	Penn Virginia Corporation	W&T Offshore, Inc.
Chase Corporation	Helix Energy Solutions Group, Inc.	Roan Resources, Inc.
Comstock Resources, Inc.	HighPoint Resources Corporation	SandRidge Energy, Inc.
Core Laboratories N.V.	Jagged Peak Energy Inc.	Trecora Resources

PEER GROUP DATA ($M) – KEY MEASURES (1)

	TMM Revenue	Market Cap (as of 9/6/2019)
75th Percentile	576	1,263
50th Percentile	488	701
25th Percentile	390	225
DMC Global Inc.	400	631
Percentile Rank	27th	45th
(1)	As presented to the Compensation Committee in November 2019.

2019 Executive Compensation Program In Detail

Base Salary

Base salary is evaluated each year after reviewing each NEO’s performance, peer group compensation data, and other sources of market data. If it is determined that changes are necessary or desirable, base salaries are generally adjusted once each year near the beginning of the year.

In 2018, NEO salaries were increased for the first time in four years. During 2019, in an effort to continue to better align base salary levels with the market in which we compete for executive talent, the Compensation Committee approved the following adjustments for 2019:

	2018 Base	2019 Base	Percentage
NEO	Salary	Salary	Increase
Kevin T. Longe	$510,000	$550,000	7.8%
Michael Kuta	$320,000	$350,000	9.3%
Michelle Shepston	$270,000	$280,000	3.7%
Ian Grieves(1)	€235,000	€290,000	23.4%
John Scheatzle	$275,000	$285,000	3.6%
(1)	2019 amount guaranteed to be equivalent to at least $330,000, measured at the end of each year, based on the then-current exchange rate. The Compensation Committee approved this increase to reflect Mr. Greives’ increased role and responsibilities and better align his annual incentive opportunity with the market.

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Annual Incentives

The annual incentive plan provides our NEOs the opportunity to earn a performance-based annual cash bonus. Actual bonus payouts depend on the achievement of company and individual performance objectives and can range from 0% to 180% of target award amounts. Target annual bonus opportunities are expressed as a percentage of base salary and were established by the NEO’s level of responsibility and his or her ability to impact overall results. The Committee also considers market data in setting target award amounts.

Target award opporunities as a percentage of base salary for each NEO are as follows:

2019 Target Award Opportunity
NEO	(as a % of base salary)
Kevin T. Longe	100%
Michael Kuta	60%
Michelle Shepston	40%
Ian Grieves(1)	60%
John Scheatzle	40%
(1)	Mr. Grieves’ target award opportunity increased from 40% in 2018 to 60% in 2019. The Compensation Committee approved this increase to reflect Mr. Grieves’ increased role and responsibilities and better align his annual incentive opportunity with the market.

The annual incentive plan for the NEOs consists of a quantitative company performance component and a qualitative individual component. For all of the NEOs, the company performance component at target is 70% of the total bonus, and the qualitative individual component is 30%.

COMPANY PERFORMANCE COMPONENT

The Compensation Committee reviews the performance measures under the annual incentive plan on an annual basis to ensure they support our operating plan and keep our NEOs focused on attaining progressively challenging short-term goals. For 2019, the Company performance component was based on DMC Global or business unit performance against pre-determined Adjusted EBITDA as a percentage of revenue goals. Adjusted EBITDA is a non-GAAP measure that we believe provides an important indicator of our ongoing performance, is aligned with our operating plan and is used regularly in financial decisions.

The Company performance component of the award is determined based on actual performance achieved, as well as each NEO’s respective area(s) of responsibility — in either DMC Global or their respective business unit. For the Company performance component of the award that may be awarded to Messrs. Scheatzle and Grieves, the Compensation Committee may also apply a bonus multiplier of +/- 10% (but not to increase the payment beyond the 180% maximum of the potential bonus). The multiplier is based on the number of days by which NobelClad or DynaEnergetics increases or decreases its average working capital cash collection cycle during 2019.

DMC Global Inc.

NEOs:

Mr. Longe, Chief Executive Officer
Mr. Kuta, Chief Financial Officer
Ms. Shepston, Chief Legal Officer

In February 2019, the Board adopted 2019 Company performance measures set forth in relevant part below, with target payout to occur at $365 million in revenue and $72.7 million in Adjusted EBITDA.

Company Performance Component: DMC Global Inc. (in Millions)
Revenue	$290.0	$300.0	$310.0	$320.0	$330.0	$365.0	$385.0	$405.0	$425.0	$460.0	$485.0
Adjusted EBITDA	$48.6	$51.7	$54.9	$58.3	$61.7	$72.7	$81.3	$90.3	$99.8	$114.3	$126.4
Payout %	0%	7%	15%	22%	30%	56%	76%	97%	118%	152%	180%

Actual results: The Company’s 2019 Adjusted EBITDA of 93.8 million and revenue of $398 million resulted in a 102% payout for the Company performance component portion of the annual award.

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DynaEnergetics

NEOs:

Mr. Grieves, President and Managing Director

In February 2019, the Board adopted 2019 DynaEnergetics performance measures set forth in relevant part below, with target payout to occur at $275 million in revenue and $71.5 million in Adjusted EBITDA.

Company Performance Component: DynaEnergetics (in Millions)
Revenue	$225.0	$230.0	$235.0	$240.0	$245.0	$275.0	$290.0	$305.0	$320.0	$350.0	$370.0
Adjusted EBITDA	$54.0	$56.1	$58.3	$60.5	$62.7	$71.5	$78.9	$86.6	$94.7	$107.8	$118.4
Payout %	0%	8%	15%	23%	31%	63%	90%	117%	147%	161%	180%

Actual results: DynaEnergetics’ Adjusted EBITDA of $94.5 million and revenue of $310 million resulted in a 141% payout for the Company performance component portion of the annual award. The bonus multiplier had no impact on the payout for 2019.

NobelClad

NEOs:

Mr. Scheatzle, President

In February 2019, the Board adopted 2019 NobelClad performance measures set forth in relevant part below, with target payout to occur at $90 million in revenue and $12.2 million in Adjusted EBITDA.

Company Performance Component: NobelClad (in Millions)
Revenue	$65.0	$70.0	$75.0	$80.0	$85.0	$90.0	$95.0	$100.0	$105.0	$110.0	$115.0
Adjusted EBITDA	$6.5	$7.5	$8.6	$9.7	$10.9	$12.2	$13.4	$14.7	$16.1	$17.5	$19.0
Payout %	0%	14%	30%	46%	63%	82%	99%	118%	138%	159%	180%

Actual results: NobelClad’s Adjusted EBITDA of $11.1 million and revenue of $87 million resulted in a 67% payout for the Company performance component portion of the annual award. The bonus multiplier had no impact on the payout for 2019.

Individual Performance Component

As part of its decision-making process, the Compensation Committee considers the individual performance achievements of each NEO during the performance period. With respect to 2019, the Compensation Committee considered the contribution of each NEO to the Company performance milestones listed in the Executive Summary of this Compensation Discussion and Analysis, and other individual achievements.

Based on these accomplishments, the Compensation Committee determined that the percentage multiple for Mr. Longe was 150%, and the percentage multiples for each of Mr. Kuta and Ms. Shepston was determined to be 180%. For Mr. Scheatzle, the Compensation Committee considered various factors, including strengthening the NobelClad management team, modernizing and expanding capacity at its manufacturing locations and driving commercial and application development in a difficult market, and determined a percentage multiple of 100%. For Mr. Grieves, the Compensation Committee acknowledged the growth and accomplishments at DynaEnergetics, including record sales of $310 million, market share growth of DynaSelect and DynaStage and contributions to improved gross profit, and determined a percentage multiple of 180%.

OVERALL RESULTS

The total annual bonus awards for 2019 for each NEO were calculated as follows:

		Company	Individual
		Performance	Performance
	Target Award	Component	Component	Total Award
NEO	($)	(70% weight)	(30% weight)	Earned for 2019
Kevin T. Longe	$550,000	$392,700	$247,500	$640,200
Michael Kuta	$210,000	$149,940	$113,400	$263,340
Michelle Shepston	$112,000	$79,968	$60,480	$140,448
Ian Grieves(1)	$198,000	$195,426	$106,920	$302,346
John Scheatzle	$114,000	$53,466	$34,200	$87,666
(1)	Amounts based on Mr. Grieves’ base pay guaranteed to be equivalent to at least $330,000.

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Long-Term Equity Incentives

The Committee believes that long-term equity incentive grants are important in aligning executives with the long-term performance of the Company. For 2019, the Committee determined long-term incentive grants based on a dollar value rather than a fixed number of shares. Awards were granted using a mix of restricted stock or restricted stock units (RSUs) and performance share units (PSUs).

Restricted Stock/RSUs. Restricted stock vests over a three-year period with one-third of such shares vesting on each of the first, second and third anniversaries of the grant date. RSUs are granted to non-US NEOs. Each RSU represents the right to receive one share of the Company’s stock upon vesting and will be subject to the same three-year vesting period.

PSUs. The actual number of PSUs that are earned and vested are based on the achievement of specific financial performance goals and relative TSR results over a three-year period (Performance Period). Each earned PSU represents the right to receive one share of the Company’s common stock. Actual payouts can range from 0% to 200% of target award amounts.

The PSUs earned, if any, will cliff vest at the end of the third year following the year of grant based on the degree of satisfaction of the PSU performance conditions. The actual number of PSUs earned and vested over the Performance Period is dependent on the achievement of a pre-determined Adjusted EBITDA goal (50%) and TSR performance relative to the peer group.

The table below shows the equity award values granted under the 2016 Omnibus Incentive Plan (the “Plan”) on February 26, 2019 for each of the NEOs:

NEO	Restricted Stock/RSUs	PSUs	2019 Target Value ($)
Kevin T. Longe	$847,122	$535,178	$1,382,300
Michael Kuta	$277,229	$175,144	$452,373
Michelle Shepston	$176,021	$111,182	$287,203
Ian Grieves	$220,014	$139,007	$359,021
John Scheatzle	$176,021	$111,182	$287,203

Award amounts were determined based on the closing price of the Company’s stock on the day prior to the grant.

VESTING OF PRIOR AWARDS

Performance vested restricted stock and RSUs granted on February 18, 2016 vested on February 18, 2019 based on the following:

•	Achievement of average Adjusted EBITDA* over 2016-2017 of $16.1 million against a pre-established two-year performance goal of $16.5 million;
•	A relative two-year TSR of the Company’s shares in 2016 and 2017 of 219% above the TSR of shares of the Company’s peer group during this period; and
•	An additional one-year of time vesting after the two-year performance period.

		Number of PSUs
Name	Title	Granted(1)	Vested
Kevin T. Longe	President and Chief Executive Officer	10,000	14,874
Michael Kuta	Chief Financial Officer	4,000	5,950
Ian Grieves	President and Managing Director, DynaEnergetics	2,667	3,966
(1)	Number of PSUs granted assuming target performance achieved.

2020 Executive Compensation Program Changes

In February 2020, the Compensation Committee considered changes to the structure of our long-term equity incentive awards, which awards have consisted of two-thirds (2/3) time-vested restricted stock or RSUs and one-third (1/3) performance- based PSUs. To better align pay with performance, the Compensation Committee and Board adopted changes to the structure of the long-term equity incentive awards for 2020 as follows:

Grant Allocation Between Time and Performance Vested Awards	Awards will be allocated 50% to time-vested restricted stock or RSUs and 50% to performance-based PSUs
PSU Performance Conditions	The number of PSUs to be earned will be calculated based on the achievement of two independent goals, weighted as follows:
•  25% as to the achievement of a targeted Adjusted EBITDA* goal
• 75% as to TSR performance relative to a disclosed peer group

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Other Executive Compensation Practices and Policies

Stock Ownership Guidelines

We maintain rigorous stock ownership guidelines. After a five-year phase-in period, our CEO is expected to hold common stock with a value that is at least five times his base salary. After a three-year phase-in period, each of our other NEOs is expected to hold common stock equal to the aggregate number of shares awarded to such officer over the preceding three-year period, less the amount of stock equal in value to the taxes paid on such stock award. In addition, within five years of election to the Board, our non-employee directors are expected to hold stock worth at least five times the amount of the annual cash Board retainer fee. For purposes of the calculations for the CEO and non-employee directors, all shares held, whether vested, unvested or deferred, are considered owned by the executive or director. The value of shares held is calculated at the higher of (i) the average closing price of a share of the Company’s stock for the year ending December 31 and (ii) the fair market value of the Company’s stock on the date of vesting or acquisition. All of our NEOs and directors are in compliance with the stock ownership guidelines or fall within the relevant exception period.

Anti-Hedging, and Anti-Pledging Policy

Our directors, officers and employees are prohibited from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against potential changes in the value of DMC common stock. In addition, our directors, officers and employees are prohibited from holding DMC securities in a margin account or pledging DMC securities as collateral for a loan.

Clawback Policy

Our clawback policy allows the Board to recoup certain executive compensation in the event of an accounting restatement resulting from a material noncompliance with financial reporting requirements under the Federal securities laws. The policy covers all the Company’s current and future NEOs and applies to incentive compensation paid by the Company (annual bonuses and other short- and long-term incentives, restricted stock and other equity awards).

Risk Assessment and Mitigation of Compensation Policies and Practices

Our Compensation Committee, with the assistance of management, reviews on an annual basis our compensation programs and considers whether they encourage excessive risk-taking by employees at the expense of long-term Company value. The Compensation Committee believes that the design of our executive compensation program, which includes a mix of annual and long-term incentives (a substantial portion of which are performance based) and cash and equity awards, along with our stock ownership guidelines and clawback policy, provide an appropriate balance between risk and reward and do not motivate imprudent risk-taking. As a result, we do not believe that our compensation policies are reasonably likely to have a material adverse effect on the Company.

Tax Considerations

We consider the impact of various tax and accounting rules in implementing our compensation program. We have historically structured incentive compensation arrangements with a view toward qualifying them as performance-based compensation exempt from the deduction limitations under Section 162(m) of the Internal Revenue Code, although we have viewed and continue to view the availability of a tax deduction as only one relevant consideration. The Compensation Committee believes that its primary responsibility is to provide a compensation program that is consistent with its compensation philosophy and supports the achievement of its compensation objectives.

Federal tax legislation enacted in December 2017 eliminated the Section 162(m) performance-based compensation exemption prospectively and made other changes to Section 162(m), but with a transition rule that preserves the performance-based compensation exemption for certain arrangements and awards in place as of November 2, 2017. We intend to continue to administer arrangements and awards subject to this transition rule with a view toward preserving their eligibility for the performance-based compensation exemption to the extent practicable and consistent with the non-tax compensation program objectives noted above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Robert A. Cohen (Chair)
David C. Aldous
Clifton Peter Rose

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

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SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2019

						Non-Equity Incentive Plan	All Other
Name and		Salary	Bonus		Stock Awards	Compensation	Compensation		Total
Principal Position	Year	($)	($)		($)(1)	($)	($)		($)
Kevin T. Longe	2019	$550,000	$-		$1,382,300	$640,200	$111,184	(2)	$2,683,684
Chief Executive Officer	2018	510,000	-		719,650	767,000	78,373		2,075,023
	2017	440,750	-		2,059,750	427,991	38,895		2,967,386
Michael Kuta	2019	350,000	-		452,373	263,340	74,689	(3)	1,140,402
Chief Financial Officer	2018	320,000	-		287,860	289,000	58,745		955,605
	2017	275,000	-		745,650	159,060	43,126		1,222,836
Michelle Shepston	2019	280,000	-		287,203	140,448	37,000	(4)	744,651
Vice President, Chief Legal	2018	270,000	-		215,895	162,000	37,635		685,530
Officer and Secretary	2017	260,000	-		148,425	106,496	26,811		541,732
Ian Grieves	2019	330,000	100,000	(6)	359,022	302,346	35,467	(7)	1,126,835
President and General Manager,	2018	277,602	-		215,895	172,468	34,832		700,797
DynaEnergetics	2017	254,228	-		539,675	182,434	33,437		1,009,774
John Scheatzle	2019	285,000	-		287,230	87,666	42,349	(8)	702,245
President, NobelClad	2018	275,000	-		215,895	92,000	44,949		627,844
	2017	265,000	-		148,425	47,700	48,775		509,900

(1)	Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used to determine the amounts in this column are the same as those used in the valuation of compensation expense for our audited financial statements. This column was prepared assuming none of the awards will be forfeited. Awards granted in 2019 include restricted stock awards, restricted stock units, and performance share units. The grant date fair values of restricted stock awards and restricted stock units were based on the market price of our stock on the grant dates. The fair value of performance share units with target Adjusted EBITDA performance conditions is based on the fair value of DMC’s stock on the grant date. The fair value of PSUs with TSR performance conditions is based on a third-party valuation simulating a range of possible TSR outcomes over the performance period. For additional information about these restricted stock awards, refer to Note 4 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. The performance-based portion of the award assumes target performance will be achieved. For Mr. Longe, Mr. Kuta, Ms. Shepston, Mr. Grieves and Mr. Scheatzle the grant date fair value of their 2019 stock awards assuming maximum achievement of performance metrics would be $1,917,478, $627,518, $398,432, $498,029, and $398,432, respectively.
(2)	Includes dividends on unvested equity awards ($74,929), insurance premium payments ($15,061), matching contributions under the company’s 401(k) plan ($11,200), commuting expenses ($6,726) and reimbursement of professional fees for financial planning advisory services ($3,268).
(3)	Includes dividends on unvested equity awards ($36,127), automobile allowance ($18,000), matching contributions under the Company’s 401(k) plan ($11,200), insurance premium payments ($7,467), and reimbursement of professional fees for financial planning advisory services ($1,895).
(4)	Includes automobile allowance ($18,000), matching contributions under the Company’s 401(k) plan ($11,200), insurance premiums ($5,778), and dividends on unvested equity awards ($2,022).
(5)	Annual salary of €290,000 guaranteed to be equivalent to at least $330,000, measured at the end of each year, based on the then-current exchange rate.
(6)	Discretionary bonus awarded on February 26, 2019 in recognition of Mr. Grieves’ contributions to the record performance of DynaEnergetics in 2018.
(7)	Includes expenses relating to a company-leased automobile that was provided to Mr. Grieves ($24,378) and company contributions to insurance and pension plans ($11,089). Automobile expenses include monthly lease payments and all operating expenses (gas, maintenance, insurance, etc.). Mr. Grieves’ compensation is paid to him in Euros. All amounts included in this and other tables are described in U.S. dollars and were converted using exchange rates of 1.1194 for 2019, 1.1813 for 2018, and 1.1299 for 2017.
(8)	Includes automobile allowance ($14,400), matching contributions under the company’s 401(k) plan ($11,200), insurance premiums paid by the company ($9,566), commuting expenses ($5,161), and dividends on unvested equity awards ($2,002).

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GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under			Estimated Possible Payouts Under			All Other	Grant Date
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards (#)(3)			Stock	Fair Value of
		($)(1)(2)			Performance-Based Awards			Awards	Stock Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	($)(3)
Kevin T. Longe	N/A	$-	$550,000	$1,100,000
Restricted Stock Awards(4)	26-Feb-19							17,619	$847,122
PSU(4)	26-Feb-19				-	8,809	17,618	-	$535,178
Michael Kuta	N/A	$-	$210,000	$378,000
Restricted Stock Awards(4)	26-Feb-19							5,766	$277,229
PSUs(4)	26-Feb-19				-	2,883	5,766	-	$175,144
Michelle Shepston	N/A	$-	$112,000	$201,600
Restricted Stock Awards(4)	26-Feb-19							3,661	$176,021
PSUs(4)	26-Feb-19				-	1,830	3,660	-	$111,182
Ian Grieves	N/A	$-	$194,776	$350,596
Restricted Stock Units(4)	26-Feb-19							4,576	$220,014
PSUs(4)	26-Feb-19				-	2,288	4,576	-	$139,007
John Scheatzle	N/A	$-	$114,000	$205,200
Restricted Stock Awards(4)	26-Feb-19							3,661	$176,021
PSUs(4)	26-Feb-19				-	1,830	3,660	-	$111,182

(1)	Actual amounts paid pursuant to our non-equity incentive plan are reported in the non-equity incentive plan column of the Summary Compensation Table. With respect to Messrs. Longe, Kuta, Scheatzle and Grieves and Ms. Shepston, these numbers represent threshold, target and maximum amounts that could have been earned under our annual performance bonus plan, which is based 70% on quantitative measures and 30% on qualitative measures, and allows for payments between 0% (threshold) and 180% (maximum) of the target amount, which is a specified percentage of base salary. At the time these measures are set and communicated to our named executive officers, they are substantially uncertain.
(2)	Non-equity incentive plan awards for each of our named executives consist of a qualitative portion and a quantitative portion. The qualitative portion for each officer is based on the performance of that officer’s individual responsibilities in meeting the strategy and objectives set by the Board for the Company. The quantitative portion of the awards for Messrs. Longe and Kuta and Ms. Shepston is based on Adjusted EBITDA* of DMC as a percentage of revenue achieved in 2019, and in the case of Messrs. Grieves and Scheatzle, Adjusted EBITDA* as a percentage of revenue of the DynaEnergetics and NobelClad divisions, respectively, subject to application of a bonus multiplier of +/- 10% (but not to increase payment beyond the 180% maximum of the potential bonus) based on the number of days by which DynaEnergetics (in the case of Mr. Grieves) or NobelClad (in the case of Mr. Scheatzle) increases or decreases its average working capital cash collection cycle during 2019 from the targets established by management. Mr. Grieves payouts under non-equity incentive plan is paid in Euros and was converted to U.S. dollars using an exchange rate of 1.1194.
(3)	Awards granted to named executive officers included restricted stock awards or restricted stock units and performance share units. Restricted stock awards and restricted stock units vest in one-third increments on the first, second, and third anniversary of the grant date. Performance share units represent the right to receive one share of the Company’s stock based on the satisfaction of certain performance conditions. They vest on the third anniversary of the date of grant contingent on the achievement of two separate, equally-weighted performance conditions - the achievement of a targeted Adjusted EBITDA goal and total shareholder return (TSR) performance relative to a disclosed peer group. These awards were granted on February 26, 2019.
(4)	In accordance with FASB ASC Topic 718, restricted stock awards and restricted stock units are valued based on the fair value of the Company’s stock on the last market trading day prior to the grant date. The fair value of a performance unit with target Adjusted EBITDA performance conditions is based on the fair value of the Company’s stock on the grant date. The fair value of a performance unit with TSR performance conditions is based on a third-party valuation simulating a range of possible TSR outcomes over the performance period. We have calculated the total grant date fair value of performance units assuming achievement of the target level of performance. Total dividends of $0.185 per share were paid in 2019 on restricted stock awards granted to Messrs. Longe, Kuta, and Scheatzle and Ms. Shepston. The awards granted to Mr. Grieves were in the form of restricted stock units which do not qualify for dividends until shares of common stock are issued on each of the respective vesting dates.

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EMPLOYMENT AGREEMENTS

During 2019, the Company had an employment agreement with Mr. Longe and agreements to compensate Messrs. Kuta, Grieves and Scheatzle and Ms. Shepston.

KEVIN T. LONGE

On June 26, 2012, Mr. Longe was appointed as the Company’s Chief Operating Officer and Executive Vice President. At the time of his hiring as the Company’s Chief Operating Officer, the Company and Mr. Longe agreed upon the terms and form of an employment agreement the parties would execute if the Board made Mr. Longe the Company’s President and Chief Executive Officer. This employment agreement was executed and became effective when Mr. Longe assumed the position of President and Chief Executive Officer on March 1, 2013.

Mr. Longe’s employment agreement provides for an annual base salary, which will be reviewed annually and may be increased (but not decreased) at the discretion of the Compensation Committee. This agreement provides that Mr.  Longe is eligible (but not guaranteed) to receive a discretionary annual bonus of up to 100% of his base salary, based upon achievement of performance goals established by the Compensation Committee. Mr. Longe will be eligible to receive other incentive awards, which will vest immediately if Mr. Longe’s employment is terminated other than for cause.

Under the employment agreement, Mr. Longe also receives the following benefits: (i) term life insurance coverage in the amount of $750,000, which is in addition to the standard term life insurance provided in the Company’s standard benefit plan; (ii) participation in the executive long-term disability plan; (iii) four weeks of vacation per year; (iv) participation in the Company’s standard benefit programs including health and dental insurance, term life insurance, accidental death and dismemberment insurance, short and long term disability, paid holiday, and certain other standard benefits provided by the Company; (v) participation in the Company’s 401(k) retirement plan; and (vi) reimbursement of up to $5,000 of professional service fees annually for a financial planning and/or tax consulting.

The employment agreement may be terminated at any time by the Company for cause (as defined below) effective immediately upon written notice to Mr. Longe. The employment agreement also provides that Mr. Longe’s employment can be terminated by the Company for any reason other than for cause upon the payment of an amount equal to 18 months of salary, payable in equal monthly payments, plus a bonus for such period equal to 150% of the average bonus (if any) paid to Mr. Longe for the three years preceding his termination (or, if shorter, the number of years of his employment with the Company), provided that Mr. Longe releases the Company from all claims as a condition of receiving the payments. Such amounts will be reduced to the extent that Mr. Longe accepts other employment prior to the final payment. Mr. Longe may terminate his employment with the Company at any time upon sixty days written notice (or upon such shorter period as the Company may agree in writing).

For purposes of Mr. Longe’s employment agreement, “cause” is defined as: (i) a willful and substantial breach by Mr. Longe of the terms of the employment agreement that has a materially adverse effect on the business and affairs of the Company; (ii) the failure by Mr. Longe to substantially perform, or the gross negligence in the performance of, his duties under the agreement for a period of fifteen days after the Board has made a written demand for performance which specifically identifies the manner in which it believes that Mr. Longe has not substantially performed his duties; (iii) the commission by Mr. Longe of a willful act or failure to act of misconduct which is injurious to the Company, including, but not limited to, material violations of any Company policy (such as the Company’s Code of Ethics); (iv) conviction or a plea of guilty or nolo contendere in connection with fraud or any crime that constitutes a felony in the jurisdiction involved; or (v) an act or failure to act constituting fraud or dishonesty that compromises Mr. Longe’s ability to act effectively as a high-level executive of the Company.

Mr. Longe’s agreement provides that if a Change in Control Event (as defined below) occurs and is followed within one year by a Material Change (as defined below) and the Material Change is not corrected following notice, Mr. Longe may terminate his employment, if not already terminated by the Company. If that occurs, Mr. Longe will be paid an amount equal to two years of salary and 200% of the average annual bonus earned over the preceding three years. In addition, all of Mr. Longe’s restricted stock or other equity awards will immediately vest.

Generally, a “Change in Control Event” means (i) a person or group acquire 25% of more of the Company’s stock; (ii) over a 24-month period the members of the Board at that time, or their appointees, fail to constitute a majority of the Board; (iii) the Company sells substantially all of its assets or merges into another corporation and its stockholders do not control the merged corporation; or (iv) the Company’s stockholders approve the liquidation or dissolution of the Company. Generally, a “Material Change” means (i) a material change in Mr. Longe’s functions, duties or responsibilities from those before the Change in Control Event; (ii) the Company assigns or reassigns him to another place of employment at least fifty miles from Boulder, Colorado; (iii) his salary and other compensation are reduced; or (iv) a purchaser of all or substantially all of the company’s assets fails to assume Mr. Longe’s employment agreement.

The employment agreement also contains customary non-competition and non-solicitation covenants. These covenants will be effective during Mr. Longe’s employment and for a period of two years following termination of his employment for any reason.

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MICHAEL KUTA

Our offer letter with Mr. Kuta dated February 23, 2014, provided a base salary, with participation in the annual incentive plan at a target level of 60% of base salary. For 2014, Mr. Kuta was guaranteed a bonus equal to the greater of (i) 60% of his base salary earned in 2014, or (ii) the performance bonus payable under the plan upon achievement of the 2014 performance objectives, pro-rated for the time Mr. Kuta was employed in 2014. We also agreed to grant Mr. Kuta a signing bonus of 10,000 shares of restricted stock, effective as of his start of employment. Mr. Kuta is also eligible to participate in various Company benefit programs. We agreed to pay Mr. Kuta a one-time severance payment equal to 18 months of his then-current base salary if his employment was terminated as a result of a change of control of the Company. The definition of change of control is generally similar to the definition of Change of Control Event in Mr. Longe’s employment agreement.

MICHELLE SHEPSTON

Our offer letter with Ms. Shepston dated July 17, 2016 provided a base salary, with participation in the annual incentive plan at a target level of 40% of base salary. For the first 12 months of employment, Ms. Shepston was guaranteed to receive a bonus under the annual incentive plan equal to the greater of (a) 40% of her base salary and (b) the performance bonus payable under the Company’s plan upon achievement of the performance objectives, with such amount to be pro-rated into the yearly payouts occurring in each of 2017 and 2018. We also agreed to grant Ms. Shepston a signing bonus of 10,000 shares of restricted stock, effective as of her start of employment. Ms. Shepston is also eligible to participate in various Company benefit programs. We agreed to pay Ms. Shepston a one-time severance payment equal to 12 months of her then-current base salary if her employment is terminated as a result of a change of control of the Company (defined substantially in accordance with Change of Control Event in Mr. Longe’s employment agreement), and agreed to pay a one-time severance payment equal to six months of her then-current base salary if her employment is terminated without cause other than in connection with a change of control.

IAN GRIEVES

DynaEnergetics Holding GmbH entered into an employment agreement with Mr. Grieves dated as of July 26, 2013, which provided for an annual base salary, with participation in the annual incentive plan at a target level of 40% of base salary. Mr. Grieves is also eligible to participate in various Company benefit programs. The employment agreement also contains non-competition and non-solicitation covenants, to be effective during Mr. Grieves’ employment and for a period of two years following termination of employment. In February 2019, the Board revised Mr. Grieves’ annual incentive plan target to 60% of base salary.

JOHN SCHEATZLE

Our offer letter with Mr. Scheatzle dated October 7, 2016 provided a base salary, with participation in the annual incentive plan at a target level of 40% of base salary. We also agreed to grant Mr. Scheatzle a signing bonus of $75,000, effective as of his start of employment. Mr. Scheatzle is also eligible to participate in various Company benefit programs. We agreed to pay Mr. Scheatzle a one-time severance payment equal to 12 months of his then-current base salary if his employment is terminated as a result of a change of control of the Company (defined substantially in accordance with Change of Control Event in Mr. Longe’s employment agreement), and agreed to pay a one-time severance payment equal to six months of his then-current base salary if his employment is terminated without cause other than in connection with a change of control.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019

	Stock Awards(1)
	Number of Shares		Market Value of Shares
	or Units Held that		of Stock or Units Held that
	Have Not Vested		Have Not Vested
Name	(#)		($)(13)
Kevin T. Longe	6,666	(2)	$299,570
	100,000	(3)	$4,494,000
	10,000	(4)	$449,400
	13,333	(5)	$599,185
	10,000	(6)	$449,400
	17,619	(7)	$791,798
	8,809	(8)	$395,876
Michael Kuta	2,666	(2)	$119,810
	35,000	(3)	$1,572,900
	4,000	(4)	$179,760
	5,333	(5)	$239,665
	4,000	(6)	$179,760
	5,766	(7)	$259,124
	2,883	(8)	$129,562
Michelle Shepston	2,000	(2)	$89,880
	3,000	(4)	$134,820
	4,000	(5)	$179,760
	3,000	(6)	$134,820
	3,661	(7)	$164,525
	1,830	(8)	$82,240
Ian Grieves	2,000	(9)	$89,880
	25,000	(10)	$1,123,500
	3,000	(4)	$134,820
	4,000	(11)	$179,760
	3,000	(6)	$134,820
	4,576	(12)	$205,645
	2,288	(8)	$102,823
John Scheatzle	2,000	(2)	$89,880
	3,000	(4)	$134,820
	4,000	(5)	$179,760
	3,000	(6)	$134,820
	3,661	(7)	$164,525
	1,830	(8)	$82,240

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(1)	All shares of restricted stock qualify for dividends if and when the Company declares dividend payments. Restricted stock units do not qualify for dividends until the shares of common stock are issued on each of the respective vesting dates. Performance share units accrue the right to receive dividends from the date of issuance until the vesting date on shares of common stock actually issued upon vesting. From the date of the earliest grant in this table until July 15, 2019, the Company paid a dividend of $0.02 per share each quarter. From and after July 16, 2020, the Company paid a dividend of $0.125 per share each quarter.
(2)	These restricted stock awards were granted on February 22, 2017 and are scheduled to vest on the third anniversary of the date of grant, subject to continued employment.
(3)	These restricted stock awards were granted on February 22, 2017 and are scheduled to vest equally on each of the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment.
(4)	These performance share units were granted on February 22, 2017 and are scheduled to vest on the third anniversary of the date of grant based upon the achievement of two separate, equally-weighted performance conditions - the achievement of a targeted Adjusted EBITDA goal and TSR performance relative to a disclosed peer group.
(5)	These restricted stock awards were granted on February 27, 2018 and are scheduled to vest 50% on the second anniversary and 50% on the third anniversary of the date of grant, subject to continued employment.
(6)	These performance share units were granted on February 27, 2018 and are scheduled to vest on the third anniversary of the date of grant based upon the achievement of two separate, equally-weighted performance conditions - the achievement of a targeted Adjusted EBITDA goal and TSR performance relative to a disclosed peer group.
(7)	These restricted stock awards were granted on February 26, 2019 and are scheduled to vest equally on each of the first three anniversaries of the date of grant, subject to continued employment.
(8)	These performance share units were granted on February 26, 2019 and are scheduled to vest on the third anniversary of the date of grant based upon the achievement of two separate, equally-weighted performance conditions - the achievement of a targeted Adjusted EBITDA goal and TSR performance relative to a disclosed peer group.
(9)	These restricted stock units were granted on February 22, 2017 and are scheduled to vest on the third anniversary of the date of grant, subject to continued employment.
(10)	These restricted stock units were granted on February 22, 2017 and are scheduled to vest equally on each of the third, fourth, and fifth anniversaries of the date of grant, subject to continued employment.
(11)	These restricted stock units were granted on February 27, 2018 and are scheduled to vest equally on each of the first three anniversaries of the date of grant, subject to continued employment.
(12)	These restricted stock units were granted on February 26, 2019 and are scheduled to vest equally on each of the first three anniversaries of the date of grant, subject to continued employment.
(13)	The fair market value is calculated as the product of (x) the closing price on December 31, 2019 of $44.94 per share and (y) the number of unvested shares or units.

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STOCK VESTED DURING 2019

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	Upon Vesting
Name	(#)	($)(1)
Kevin T. Longe	36,869	$1,670,099
Michael Kuta	15,956	$750,308
Michelle Shepston	7,333	$316,105
Ian Grieves	8,160	$313,209
John Scheatzle	4,000	$167,320

(1)	Represents the number of shares vested multiplied by the per share closing market price of our common stock on the respective vesting dates.

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NON-QUALIFIED DEFERRED COMPENSATION

NEOs are eligible to defer a portion of their annual salary, their annual incentive bonus, and their equity awards through the DMC Global Inc. Deferred Compensation Plan on a tax-deferred basis. Deferrals into the plan are not matched or subsidized by the Company, nor are they eligible for above-market or preferential earnings.

The following table shows information about the amount of contributions, earnings, and balances for each named executive officer under the Company’s Deferred Compensation Plan as of December 31, 2019.

					Aggregate
	Beginning	Cash	Equity	Aggregate	distributions/	Ending
Name	balance	contributions(1)	contributions(2)(3)	earnings(4)	adjustments(5)	balance
Kevin T. Longe	$8,795,102	$-	$-	$4,362,556	$222,631	$12,935,027
Michael Kuta	$3,477,599	$-	$417,141	$1,284,524	$94,052	$5,085,212
Michelle Shepston(3)	$-	$-	$176,570	$(12,045)	$-	$164,525
Ian Grieves	$-	$-	$-	$-	$-	$-
John Scheatzle	$240,508	$40,008	$66,172	$65,282	$2,009	$409,961

(1)	Mr. Scheatzle’s cash contribution was a portion of his annual salary and a portion of his Non-Equity Incentive Plan Compensation.
(2)	Equity contributions were comprised of 5,766 shares of restricted stock and 2,883 PSUs granted to Mr. Kuta, 915 shares of restricted stock and 457 PSUs granted to Mr. Scheatzle, and 3,661 shares of restricted stock granted to Ms. Shepston on February 26, 2019. Share contributions are shown at the value on the contribution date ($48.23 per share). PSU contributions assume target performance will be achieved. These shares are reported as compensation in the Summary Compensation Table (See Notes 1 and 2).
(3)	Equity contributions are deferred in the year granted and include non-vested shares. The election to defer equity awards occurs prior to the year such awards are granted, regardless of the vesting terms of the award.
(4)	Earnings on deferral of Company shares represent the change in the Company stock price from contribution dates to the end of the year. Earnings on bonus or annual salary contributions represent the change in value of the investments selected by the participant.
(5)	Distributions shown represent the value of shares withheld to cover the taxes owed upon the vesting of restricted stock awards previously deferred into the plan. Adjustments represent the value of shares forfeited upon achievement of a portion of performance conditions of performance-based restricted stock granted in prior years.

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POTENTIAL PAYMENTS UPON TERMINATION

The table below sets forth the potential payments to our named executive officers under various termination scenarios including termination without cause, termination as a result of death or disability and termination as a result of retirement, under the terms of their respective employment or other agreements and the equity incentive plans. See “Employment Agreements” above for a summary of the terms of applicable employment agreements or arrangements with our named executive officers. Under the award agreements governing equity grants under our equity incentive plans, if the named executive officer’s employment is terminated for any reason other than (i) death, (ii) disability, or (iii) termination without cause (as defined in the executive’s employment agreement), the named executive officer shall, for no consideration, forfeit to us any shares of restricted stock to the extent such shares are not vested at the time of such termination of employment. If the named executive officer’s employment terminates due to death or disability, or is terminated without cause, any unvested shares of restricted stock or restricted stock units will immediately vest on the date of the executive’s termination of employment for such reason.

For purposes of this table, we have assumed the date of termination of employment (regardless of the circumstances) is December 31, 2019, and that termination occurred under the terms of any current employment or change in control agreement. The price of our common stock on December 31, 2019 was $44.94. We have not included the financial effect of a termination for cause as the named executive officers are not entitled to any further compensation or benefits following such a termination. Furthermore, the amounts shown in the tables below do not include payments to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay. Payment of salary continuation upon termination will be made in monthly payments while any salary owed upon termination will be paid in a single lump sum. Payment of these amounts after termination without cause is generally conditioned upon the former executive’s execution of release and waivers and continued compliance with non-competition, non-solicitation, and confidentiality obligations. We may make changes to the current employment and termination arrangements with our executive officers or enter into new arrangements from time to time.

	Kevin T. Longe
Executive Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause	(1)	Death, Disability, Retirement	(2)
COMPENSATION:
Base Salary	$825,000	(3)	$-
Incentive Bonus	$917,746	(4)	$640,500	(5)
Acceleration of vesting of Restricted Stock(7)	$7,479,229		$7,479,229
TOTAL	$9,221,975		$8,119,729

	Michael Kuta
Executive Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause	(1)	Death, Disability, Retirement	(2)
COMPENSATION:
Base Salary	$525,000	(6)	$-
Incentive Bonus	$-		$-
Acceleration of vesting of Restricted Stock(7)	$2,680,581		$2,680,581
TOTAL	$3,205,581		$2,680,581

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	Michelle Shepston
Executive Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause	(1)	Death, Disability, Retirement	(2)
COMPENSATION:
Base Salary	$280,000	(8)	$-
Incentive Bonus	$-		$-
Acceleration of vesting of Restricted Stock(7)	$786,046		$786,046
TOTAL	$1,066,046		$786,046

	Ian Grieves
Executive Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause	(1)	Death, Disability, Retirement	(2)
COMPENSATION:
Base Salary	$-		$-
Incentive Bonus	$-		$-
Acceleration of vesting of Restricted Stock(7)	$1,971,248		$1,971,248
TOTAL	$1,971,248		$1,971,248

	John Scheatzle
Executive Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause	(1)	Death, Disability, Retirement	(2)
COMPENSATION:
Base Salary	$285,000	(9)	$-
Incentive Bonus	$-		$-
Acceleration of vesting of Restricted Stock(7)	$786,046		$786,046
TOTAL	$1,071,046		$786,046

(1)	Includes involuntary termination without cause resulting from a change in control. In the case of Mr. Kuta, salary is only paid if the involuntary termination without cause relates to a change of control of the Company. In the case of Mr. Grieves, he is not entitled to any cash severance.
(2)	The only compensation payable to named executive officers in the event of death, disability or retirement, is the accelerated vesting of restricted stock awards and, for Mr. Longe, a pro-rated bonus for the portion of the fiscal year prior to his death, disability or retirement.
(3)	Equals 18 months of base salary of $550,000 for Mr. Longe.
(4)	Equals 150% of the average of Mr. Longe’s 2017, 2018 and 2019 bonus.
(5)	Equals 2019 bonus.
(6)	Equals 18 months of base salary of $350,000 for Mr. Kuta.
(7)	The value of the restricted stock is based on the closing market price of our common stock on December 31, 2019 of $44.94 per share.
(8)	Equals 12 months of base salary of $280,000 for Ms. Shepston. If Ms. Shepston is terminated without cause for other than a change in control event, her base salary compensation would be $140,000, or six months of her base salary.
(9)	Equals 12 months of base salary of $285,000 for Mr. Scheatzle. If Mr. Scheatzle is terminated without cause for other than a change in control event, his base salary compensation would be $142,500, or six months of his base salary.

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DIRECTOR COMPENSATION

Non-employee Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
David C. Aldous	$82,531	$75,043	$-	$157,574
Andrea E. Bertone(3)	$52,531	$135,047	$-	$187,578
Yvon Pierre Cariou	$60,531	$75,043	$-	$135,574
Robert A. Cohen	$62,531	$75,043	$-	$137,574
James J. Ferris(4)	$30,266	$-	$-	$30,266
Richard P. Graff	$67,531	$75,043	$-	$142,574
Clifton Peter Rose	$60,531	$75,043	$-	$135,574

(1)	Amounts shown reflect annual fees for each member of the Board related to Board service and serving as the chair of the Board or chair of a Board committee. All fees are paid quarterly.
(2)	Amounts shown in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the 1,096 shares granted on May 7, 2019 to each non-employee director. See Note 4 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 regarding assumptions underlying valuation of equity awards. During 2019, total dividends of $0.185 per share were paid on shares of restricted stock.
(3)	On February 26, 2019, 1,248 shares of restricted stock were granted to Ms. Bertone in connection with her joining the Board.
(4)	On May 6, 2019, Mr. Ferris retired from the Board.

COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Our director compensation program is designed to include annual retainer fees paid in a combination of cash and restricted stock and additional cash retainer amounts paid for Board and committee leadership positions. In 2019, each of our non-employee directors received an annual cash retainer of $52,531. Each non-employee director was also granted on the date of the Company’s 2019 annual stockholder meeting a restricted stock award with a value equivalent to $75,000 (based on closing price of DMC’s stock on the trading day prior to the annual stockholder meeting), with such awards to vest in full on the one-year anniversary of the grant date. Directors received additional annual cash retainers as follows: $35,000 to the Chairman of the Board; $15,000 to the Audit Committee chairman; $10,000 to the Compensation Committee chairman; and $8,000 to the chairman of each of the other Board committees.

The annual cash retainers are paid quarterly. If two meetings are missed by a director, the retainer will be reduced by 25% and reduced further on a pro rata basis for each additional meeting missed. The members of the Board are also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings. New directors typically receive a restricted stock award with a value equivalent to $60,000 as of their date of appointment to the Board, with such award to vest in full on the one-year anniversary of the grant date.

Directors are eligible to defer any or all of their annual cash retainers and equity awards through the DMC Global Inc. Deferred Compensation Plan on a tax-deferred basis. During 2019, Messrs. Cohen and Graff and Ms. Bertone elected to defer all of their annual equity awards. Deferrals into the plan are not matched or subsidized by the Company, nor are they eligible for above-market or preferential earnings.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS

Under our stock ownership guidelines, within five years of election to the Board, our non-employee directors are expected to hold stock worth at least five times the amount of the annual cash Board retainer fee. All of our non-employee directors are in compliance with the stock ownership guidelines or fall within the exception period.

DMC GLOBAL INC. • 2020 PROXY STATEMENT     41

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CEO PAY RATIO FOR FISCAL YEAR FOR 2019

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the annual total compensation of the individual identified as our median paid employee, the annual total compensation of our CEO, Mr. Longe, and the ratio of these two amounts. In 2019, the annual total compensation for the median identified employee was $40,661; the annual total compensation for our CEO was $2,683,684; and the resulting ratio between the two was approximately 1 to 66.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

In determining the employee population to be used to identify the median employee, we included all of our full-time, part-time, and temporary employees globally (excluding our CEO) who were employed as of December 31, 2019, consisting of 822 employees total, of which 533 were U.S. employees and 289 were non-U.S. employees. We excluded from this employee population nine employees (three employees in Korea, two employees in China, two employees in Kazakhstan, one employee in Singapore and one employee in Ireland) who represented less than 5% of our total employees, pursuant to the “de minimis” exception provided in the applicable SEC rule. As a result, the employee population that we used for purposes of determining the compensation of our median employee consisted of 813 employees total, of which 553 were U.S. employees and 280 were non-U.S. employees.

We used a consistently applied compensation measure to identify our median employee, which consisted of total cash compensation (including wages and cash bonuses) paid to each employee (other than the CEO) during 2019. The Company does not believe that there have been any changes in its employee population or employee compensation arrangements that would result in a significant change to its pay ratio calculation. However, the median employee (the “original median employee”) identified in 2018 is no longer with the Company. Accordingly, the Company identified a new employee (the “median employee”) in accordance with SEC rules whose compensation is substantially similar to the original median employee based on the compensation measure used to select the original median employee in 2019.

Earnings of our employees outside the U.S. were converted to U.S. dollars using the same yearly average exchange rate used to translate our December 31, 2019 consolidated financial statements.

DMC GLOBAL INC. • 2020 PROXY STATEMENT     42

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 with respect to the shares of our common stock that may be issued under our equity compensation plans.

Number of Securities
	Number of Securities			Remaining Available for
	to be Issued		Weighted Average	Future Issuance Under
	Upon Exercise of		Exercise Price of	Equity Compensation
	Outstanding Options,		Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights		Warrants and Rights	Reflected in Column
Plan Category	(a)		(b)	(a))(c)
Equity compensation plans approved by security holders	214,005	(1)	$-	3,003,227	(2)
Equity compensation plans not approved by security holders	-		$-	N/A
TOTAL	214,005		$-	3,003,227

(1)	Includes 86,725 RSUs and 127,280 PSUs, which assumes maximum performance metrics are achieved.
(2)	Includes 224,812 shares issuable with respect to outstanding rights under our Employee Stock Purchase Plan and 2,778,415 shares available for issuance under our 2016 Omnibus Incentive Plan, both as of December 31, 2019. As of the date of this proxy statement, there are 321,044 securities to be issued upon vesting of outstanding RSUs and PSUs and 2,622,926 shares available for issuance under our 2016 Omnibus Incentive Plan, excluding securities to be issued upon vesting of outstanding RSUs and PSUs.

DMC GLOBAL INC. • 2020 PROXY STATEMENT     43

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 26, 2020 by: (i) each of our directors; (ii) each of our executive officers; and (iii) all of our directors and executive officers as a group.

	Beneficial Ownership(1)
	Common	Restricted	Deferred	Total Shares	Percent
Name and Address of Beneficial Owner(2)	Stock	Stock Units	Stock	Beneficially Owned(3)	of Total
DIRECTORS:
David C. Aldous	30,120	-	-	30,120	*
Andrea E. Bertone	1,248	-	1,096	1,248	*
Yvon Pierre Cariou	120,919	-	-	120,919	*
Robert A. Cohen	23,302	-	16,448	23,302	*
Richard P. Graff	16,795	-	16,448	16,795	*
Kevin T. Longe(4)	42,450	-	177,315	42,450	*
Clifton Peter Rose	11,179	-	-	11,179	*
EXECUTIVE OFFICERS:
Michael Kuta(5)	19,703	-	86,960	19,703	*
Michelle Shepston(6)	21,197	-	7,067	21,197	*
Ian Grieves(7)	40,832	26,352		40,832	*
John Scheatzle(8)	15,979	-	4,295	15,979	*
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (11 PERSONS)(9)	343,724	26,352	309,629	343,724	2.3%
*	Less than 1%.
(1)	This table is based upon information supplied by officers and directors as well as filings made pursuant to Section 16(a) of the Exchange Act with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 14,751,696 shares of common stock outstanding on March 26, 2020, adjusted as required by rules promulgated by the SEC.
(2)	Unless otherwise indicated, the address of each beneficial owner is c/o DMC Global Inc. 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021.
(3)	Represents shares of the Company’s common stock held, or which the holder has the right to acquire within 60 days after March 26, 2020.
(4)	Excludes 35,292 PSUs from Common Stock column and 10,000 PSUs from Deferred Stock column. Shares beneficially owned include 50 shares owned by Mr. Longe’s spouse.
(5)	Excludes 8,739 PSUs from Common Stock column and 6,883 PSUs from Deferrred Stock column.
(6)	Excludes 8,273 PSUs from Common Stock column. Shares beneficially owned include 100 shares owned by Ms. Shepston’s spouse.
(7)	Excludes 9,923 PSUs from Common Stock column.
(8)	Excludes 4,647 PSUs from Common Stock column and 2,831 PSUs from Deferred Stock column.
(9)	Excludes 66,874 PSUs from Common Stock column and 19,714 PSUs from Deferred Stock column.

DMC GLOBAL INC. • 2020 PROXY STATEMENT     44

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The following table sets forth certain information regarding the ownership of our common stock as of March 26, 2020, by each person or group known by us to be the beneficial owner of more than 5% of our common stock.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Brown Capital Management, LLC(2)	2,590,189	17.6%
1201 N. Calvert Street
Baltimore, MD 21202
BlackRock Inc.(3)	2,244,548	15.2%
55 East 52nd Street
New York, NY 10055
Vanguard Group Inc(4)	963,482	6.5%
100 Vanguard Blvd.
Malvern, PA 19355
Earnest Partners, LLC(5)	916,634	6.2%
1180 Peachtree Street NE, Suite 2300
Atlanta, Georgia 30309
Van Den Berg Management I, Inc.(6)	761,177	5.2%
805 Las Cimas Parkway, Suite 430
Austin, TX 78746
Wellington Management Group LLP(7)	658,903	4.5%
c/o Wellington Management Company LLP
280 Congress Street
Boston, MA 02210
(1)	This table is based upon information supplied by the principal stockholders on the Statement of Beneficial Ownership filed on Schedule 13G or 13G/A with the SEC. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 14,751,696 shares of common stock outstanding on March 26, 2020.
(2)	Based on the Statement of Beneficial Ownership filed on Schedule 13G/A on February 14, 2020, by Brown Capital Management, LLC, in its capacity as an investment advisor for shares owned by its clients. Brown Capital Management has the sole power to vote or direct the vote for 1,540,676 shares, and the sole power to dispose or direct the disposition of 2,590,189 shares. Included in those shares are 1,253,373 shares beneficially owned by The Brown Capital Management Small Company Fund, a registered investment company, which is managed by Brown Capital Management, LLC.
(3)	Based on the Statement of Beneficial Ownership filed on Schedule 13G/A on February 4, 2020, by BlackRock, Inc., in its capacity as parent holding company. BlackRock, Inc. has the sole power to vote or direct the vote for 2,219,483 shares, and the sole power to dispose or direct the disposition of 2,244,548 shares.
(4)	Based on the Statement of Beneficial Ownership filed on Schedule 13G on February 11, 2020, by The Vanguard Group Inc, in its capacity as investment advisor, has the sole power to vote or direct the vote for 29,617 shares, and the sole power to dispose or direct the disposition of 934,482 shares. In the Statement of Beneficial Ownership, Vanguard Group Inc stated that Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 27,761 shares as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,749 shares as a result of its serving as investment manager of Australian investment offerings.
(5)	Based on the Statement of Beneficial Ownership filed on Schedule 13G on February 7, 2020, by Earnest Partners, LLC, in its capacity as investment advisor, has the sole power to vote or direct the vote for 526,888 shares, and the sole power to dispose or direct the disposition of 916,634 shares.
(6)	Based on the Statement of Beneficial Ownership filed on Schedule 13G/A on January 10, 2020, by Van Den Berg Management I, Inc., in its capacity as an investment advisor for shares owned by its clients. Van Den Berg Management I, Inc. has the sole power to vote or direct the vote for 761,177 shares, and the sole power to dispose or direct the disposition of 761,177 shares.
(7)	Based on the Statement of Beneficial Ownership filed on Schedule 13G/A on January 28, 2020 by Wellington Management Group LLP, a parent holding company, which states that as of December 31, 2019, it has shared power to vote 658,903 shares and shared power to dispose of 658,903 shares. Such schedule also identifies Wellington Group Holdings LLP, a holding company with shared power to vote 658,903 shares and shared power to dispose of 658,903 shares; and Wellington Investment Advisors Holdings LLP, a holding company with shared power to vote 658,903 shares and shared power to dispose of 658,903 shares. Wellington Trust Company, NA, a bank acting in its capacity as investment adviser, filed a separate Schedule 13G on January 29, 2020 stating that as of December 31, 2019, it has shared power to vote 590,291 shares and shared power to dispose of 590,291 shares.

DMC GLOBAL INC. • 2020 PROXY STATEMENT     45

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC an initial report of ownership and to report changes in ownership of our common stock and other equity securities. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to our officers, directors, and greater than 10% beneficial owners were complied with and filed on time, except for two late Form 4s for Mr. Longe reporting one transaction each, and one late Form 4 for Mr. Kuta reporting one transaction.

CODE OF ETHICS AND BUSINESS CONDUCT

We have adopted a Code of Ethics that applies to all members of our Board and all of our employees, including our principal executive officer, principal financial officer, principal accounting officer and all other senior members of our finance and accounting departments. We require all employees to adhere to our Code of Ethics in addressing legal and ethical issues encountered in conducting their work. Our Board periodically, and at least annually, reviews and revises our Code of Ethics, as appropriate. A copy of our Code of Ethics is available on our website, www.dmcglobal.com.

DMC GLOBAL INC. • 2020 PROXY STATEMENT     46

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board recognizes that certain transactions, arrangements, and relationships between us, on the one hand, and members of the Board, certain officers and persons and entities affiliated with such persons, on the other hand, present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof), compared to transactions between us and unaffiliated third parties. Accordingly, the Board has adopted related party transaction policies and procedures for the purpose of establishing guidelines and procedures by which our Audit Committee and Corporate Governance and Nominating Committee shall review and oversee proposed related party transactions, as more fully described therein.

In accordance with our Code of Ethics, employees are directed to avoid conflicts of interest. Potential conflicts of interest must be brought to the attention of the Chief Legal Officer, or in the case of a potential conflict related to an executive officer or director, to the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will refer any conflicts that would require disclosure under Rule 404 of SEC Regulation S-K to the Audit Committee, who is responsible for reviewing and approving any such transactions. All other potential conflicts will be subject to review by the Corporate Governance and Nominating Committee.

All related party transactions will be disclosed in our filings with the SEC to the extent required by the Securities Act of 1933, as amended, the Exchange Act and the rules and regulations promulgated thereunder.

DMC GLOBAL INC. • 2020 PROXY STATEMENT     47

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HOUSEHOLDING

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including the Notice of Internet Availability of Proxy Materials, proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any request for multiple copies or paper copies of proxy materials should be directed to DMC Global Inc., c/o Corporate Secretary, 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021, or by telephone at (303) 665-5700. Upon request, we will promptly deliver a separate copy. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

DMC GLOBAL INC. • 2020 PROXY STATEMENT     48

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OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

MICHELLE H. SHEPSTON

Chief Legal Officer and Secretary

April 8, 2020

Accompanying this proxy statement is a copy of our Annual Report to Stockholders, which includes our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2019. Additional copies of the Annual Report and the Form 10-K are available without charge upon written request to: Corporate Secretary, DMC Global Inc., 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021.

DMC GLOBAL INC. • 2020 PROXY STATEMENT     49

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DMC™

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Mountain Time, on May 20, 2020.

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.

1. Election of Directors:

01 - David C. Aldous
02 - Andrea E. Bertone
03 - Yvon Pierre Cariou
04 - Robert A. Cohen
05 - Richard P. Graff
06 - Kevin T. Longe
07 - Clifton Peter Rose

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07
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B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 4 5 8 9 4 5

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

038MLA

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Proxy — DMC Global Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DMC GLOBAL INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS – MAY 20, 2020

The undersigned hereby constitutes and appoints Kevin T. Longe, Michael Kuta, and Michelle H. Shepston, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and vote all shares that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of DMC Global Inc. to be held at 11800 Ridge Parkway, Suite 300, Broomfield, CO 80021, on May 20, 2020, at 8:30 a.m. local time, and at any postponements, continuations and adjournments thereof, on all matters as may properly come before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

(Continued and to be signed on reverse side.)

C Non-Voting Items

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DMC™

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.

1. Election of Directors:

01 - David C. Aldous	02 - Andrea E. Bertone	03 - Yvon Pierre Cariou
04 - Robert A. Cohen	05 - Richard P. Graff	06 - Kevin T. Longe
07 - Clifton Peter Rose		

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07
☐	☐	☐	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 4 5 8 9 4 5

03BMMA

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — DMC Global Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DMC GLOBAL INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS – MAY 20, 2020

The undersigned hereby constitutes and appoints Kevin T. Longe, Michael Kuta, and Michelle H. Shepston, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and vote all shares that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of DMC Global Inc. to be held at 11800 Ridge Parkway, Suite 300, Broomfield, CO 80021, on May 20, 2020, at 8:30 a.m. local time, and at any postponements, continuations and adjournments thereof, on all matters as may properly come before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

(Continued and to be signed on reverse side.)